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                                                                   Exhibit 10.10


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                               PIERRE FOODS, INC.

                               PF MANAGEMENT, INC.

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                           LOAN AND SECURITY AGREEMENT

                              Date: August 13, 2003

                                   $40,000,000

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                            FLEET CAPITAL CORPORATION

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                                TABLE OF CONTENTS

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SECTION 1. CREDIT FACILITY.......................................................................................       1
   1.1    Revolver Loans.........................................................................................       1
   1.2    Term Loans.............................................................................................       2
   1.3    Letters of Credit; Letter of Credit Guaranties.........................................................       2

SECTION 2. INTEREST, FEES AND CHARGES............................................................................       3
   2.1    Interest...............................................................................................       3
   2.2    Fees...................................................................................................       6
   2.3    Computation of Interest and Fees.......................................................................       6
   2.4    Reimbursement of Expenses..............................................................................       7
   2.5    Bank Charges...........................................................................................       7
   2.6    Illegality.............................................................................................       8
   2.7    Increased Costs........................................................................................       8
   2.8    Capital Adequacy.......................................................................................       9
   2.9    Funding Losses.........................................................................................      10
   2.10   Maximum Interest.......................................................................................      10

SECTION 3. LOAN ADMINISTRATION...................................................................................      11
   3.1    Manner of Borrowing Revolver Loans and Disbursements...................................................      11
   3.2    Special Provisions Governing LIBOR Rate Loans..........................................................      13

SECTION 4 PAYMENTS...............................................................................................      13
   4.1    General Payment Provisions.............................................................................      13
   4.2    Payment of Principal...................................................................................      14
   4.3    Payment of Interest....................................................................................      15
   4.4    Payment of Other Obligations...........................................................................      15
   4.5    Prepayment of Term Loans...............................................................................      15
   4.6    Application of Payments and Collections................................................................      16
   4.7    Marshalling; Payments Set Aside........................................................................      16
   4.8    Loan Account...........................................................................................      16
   4.9    Statements of Account..................................................................................      16

SECTION 5 TERM AND TERMINATION OF AGREEMENT......................................................................      17
   5.1    Term of Agreement......................................................................................      17
   5.2    Termination............................................................................................      17

SECTION 6 SECURITY INTERESTS.....................................................................................      18
   6.1    Security Interest in Collateral........................................................................      18
   6.2    Other Collateral.......................................................................................      19
   6.3    Lien Perfection; Further Assurances....................................................................      20
   6.4    Lien on Realty.........................................................................................      20

SECTION 7 COLLATERAL ADMINISTRATION..............................................................................      21
   7.1    General Provisions.....................................................................................      21
   7.2    Administration of Accounts.............................................................................      23
   7.3    Administration of Inventory............................................................................      24
   7.4    Administration of Equipment............................................................................      25
   7.5    Payment of Charges.....................................................................................      25

SECTION 8 REPRESENTATIONS AND WARRANTIES.........................................................................      25
   8.1    General Representations and Warranties.................................................................      25
   8.2    Continuous Nature of Representations and Warranties....................................................      32
   8.3    Survival of Representations and Warranties.............................................................      32

SECTION 9 COVENANTS AND CONTINUING AGREEMENTS....................................................................      32
   9.1    Affirmative Covenants..................................................................................      32
   9.2.   Negative Covenants.....................................................................................      36
   9.3    Specific Financial Covenants...........................................................................      40

SECTION 10 CONDITIONS PRECEDENT..................................................................................      43
   10.1   Conditions Precedent to Term Loans and Initial Revolver Loan on Closing Date...........................      43
   10.2   Conditions Precedent to All Loans and Letters of Credit and Letter of Credit Guaranties................      46

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
   10.3   Waiver of Conditions Precedent.........................................................................      47

SECTION 11 EVENTS  OF  DEFAULT;  RIGHTS  AND  REMEDIES  ON  DEFAULT..............................................      47
   11.1   Events of Default......................................................................................      47
   11.2   Acceleration of the Obligations........................................................................      49
   11.3   Other Remedies.........................................................................................      50
   11.4   Remedies Cumulative; No Waiver.........................................................................      51

SECTION 12 MISCELLANEOUS.........................................................................................      51
   12.1   Power of Attorney......................................................................................      51
   12.2   Indemnity..............................................................................................      52
   12.3   Survival of Indemnities................................................................................      53
   12.4   Modification of Agreement; Sale of Interest............................................................      53
   12.5   Severability...........................................................................................      53
   12.6   Successors and Assigns.................................................................................      53
   12.7   Cumulative Effect; Conflict of Terms...................................................................      53
   12.8   Execution in Counterparts..............................................................................      54
   12.9   Notice.................................................................................................      54
   12.10     Lender's Consent....................................................................................      55
   12.11     Credit Inquiries....................................................................................      55
   12.12     Time of Essence.....................................................................................      55
   12.13     Entire Agreement; Appendix A and Exhibits...........................................................      55
   12.14     Interpretation......................................................................................      55
   12.15     GOVERNING LAW; CONSENT TO FORUM.....................................................................      55
   12.16     WAIVERS BY PARENT AND BORROWER......................................................................      56

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                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT is made this 13th day of August, 2003, by and among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 6100 Fairview Road, Suite 200, Charlotte, North Carolina 28210; and PIERRE FOODS, INC. ("Borrower"), a North Carolina corporation with its chief executive office and principal place of business at 9990 Princeton Road, Cincinnati, Ohio 45246, and PF MANAGEMENT, INC. ("Parent"), a North Carolina corporation with its chief executive office and principal place of business at 361 Second Street, NW, Hickory, North Carolina 28603. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions, attached hereto.

1.    CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of $40,000,000 available upon Borrower's request therefor as follows:

      1.1   Revolver Loans.

            1.1.1 Form of Revolver Loans. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to make Revolver Loans to Borrower from time to time, as requested by Borrower in the manner set forth in Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of the Revolver Facility Amount or the Borrowing Base at such time. The Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, an Alternate Base Rate Loan or a LIBOR Rate Loan, upon the terms set forth herein.

            1.1.2 Reduction of Revolver Facility Amount. Borrower shall have the right to terminate or reduce the amount of the Revolver Facility Amount at any time or from time to time upon not less than two (2) Business Days' prior written notice to Lender of each such reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in a minimum amount of $1,000,000 or a whole multiple of $100,000 in excess thereof) and shall be irrevocable and effective only upon receipt by Lender.

            1.1.3 Use of Proceeds. On the Closing Date, the initial Revolver Loans shall be used for (i) the payment in full of all Indebtedness for Money Borrowed owing by Borrower to Wells Fargo Foothill Corporation, the payment of the transaction costs associated with the closing of the transactions contemplated hereby, and (iii) to make the payment under the Affiliate Agreements permitted by Section 9.2.3(ii)(c) hereof. After the Closing Date, all Revolver Loans shall be used solely by Borrower for Borrower's general operating and capital needs in a manner consistent with the provisions of this Agreement and Applicable Law and for any other purpose not inconsistent with the provisions of this Agreement.

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      1.2   Term Loans.

            1.2.1 Real Estate Term Loan. Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $5,000,000, which shall be repayable in accordance with the terms of the Real Estate Term Note and shall be secured by all of the Collateral. The proceeds of the Real Estate Term Loan shall be used solely for purposes for which the proceeds of the Revolver Loans are authorized to be used.

            1.2.2 Equipment Term Loan. Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $5,000,000, which shall be repayable in accordance with the terms of the Equipment Term Note and shall be secured by all of the Collateral. The proceeds of the Equipment Term Loan shall be used solely for purposes for which the proceeds of the Revolver Loans are authorized to be used.

      1.3   Letters of Credit; Letter of Credit Guaranties.

            1.3.1 Issuance of Letters of Credit and Letter of Credit Guaranties. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section 10 below, to issue its, or cause to be issued its Affiliate's, Letters of Credit and Letter of Credit Guaranties, as requested by Borrower, provided that the Letter of Credit Amount at any time shall not exceed $7,500,000 and no Letter of Credit or Letter of Credit Guaranty may have an expiration date that is after the last day of the Original Term. Any amounts paid by Lender under any Letter of Credit Guaranty or in connection with any Letter of Credit shall be treated as Revolver Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Alternate Base Rate Loans.

            1.3.2 Reimbursement Obligations. All indebtedness, liabilities or obligations whatsoever arising or incurred in connection with any Letters of Credit or Letter of Credit Guaranties shall be incurred solely as an accommodation to Borrower and for Borrower's account. Borrower hereby unconditionally agrees to reimburse Lender for the total amount of all sums paid by Lender on Borrower's behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Lender in connection with the same, immediately upon the date of payment by Lender. Any such sum paid or liability incurred by Lender in connection with any Letter of Credit or Letter of Credit Guaranty shall, if not reimbursed by Borrower on the date paid or incurred by Lender, be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Lender to Borrower as a Revolver Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Alternate Base Rate Loans.

            1.3.3 Rights and Remedies. In the event that, coincident with or subsequent to the occurrence of a Default or an Event of Default, Lender becomes aware of the possibility of a draw, or enforcement of Lender's obligations, under a Letter of Credit or Letter of Credit Guaranty, Lender, at its option, may, but shall not be required to, pay Borrower's obligations to the beneficiary or holder of such Letter of Credit or Letter of Credit Guaranty directly to such beneficiary or holder, and, in such event, the amount of any such payment made

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by Lender shall be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Lender to Borrower as a Revolver Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Alternate Base Rate Loans. Additionally, in the event of Borrower's failure to reimburse Lender for the total amount of all sums paid by Lender on Borrower's behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Lender in connection therewith, Lender, in addition to its rights under the Code and under this Agreement, shall be fully subrogated to the rights and remedies of the issuer of the Letter of Credit under any agreement made with Borrower relating to the issuance of such Letter of Credit, each such agreement being incorporated herein by reference, and Lender shall be entitled to exercise all such rights and remedies thereunder and under law in such regard as fully as if it were the issuer of the Letter of Credit. If any Letter of Credit is drawn upon to discharge any obligation of Borrower to the beneficiary of such Letter of Credit, in whole or in part, Lender shall be fully subrogated to the rights of such beneficiary with respect to the obligation of Borrower to such beneficiary discharged with the proceeds of such Letter of Credit.

            1.3.4 Indemnification. Borrower hereby unconditionally agrees to indemnify Lender and hold Lender harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to Letters of Credit or Letter of Credit Guaranties issued, established, opened or accepted for Borrower's account, and any drafts or acceptances thereunder, and all Letter of Credit Obligations incurred in connection therewith.

            1.3.5 Termination. In the event that this Agreement is terminated for any reason by either party as herein provided, in addition to Lender's other rights under this Agreement, unless all outstanding Letters of Credit and Letter of Credit Guaranties are terminated or canceled and Lender and its Affiliates released from all liability thereunder, Lender shall be entitled to pay and discharge all Letter of Credit Obligations with respect to all outstanding Letters of Credit and Letter of Credit Guaranties which are not terminated or canceled, whether such Letter of Credit Obligations are absolute or contingent, and all sums paid by Lender in connection therewith shall be deemed to have been loaned by Lender to Borrower as a Revolver Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolver Loans that are Alternate Revolver Loans.

2.    INTEREST, FEES AND CHARGES

      2.1   Interest.

            2.1.1 Rates of Interest. Subject to the provisions of Section 2.1.6 of this Agreement, Borrower agrees to pay interest on the unpaid principal amount of the Loans outstanding from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

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            (i)   For Loans made or outstanding as Alternate Base Rate Loans, the Alternate Base Rate in effect from time to time plus the Applicable Margin then in effect; or

            (ii) For Loans made or outstanding as LIBOR Rate Loans, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus the Applicable Margin then in effect.

            2.1.2 Computation of Interest. Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Lender shall promptly notify Borrower thereof by telephone or in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rates of interest with respect to all Alternate Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate and the Federal Funds Effective Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate or the Federal Funds Effective Rate becomes effective. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof.

            2.1.3 Conversions and Continuations.

            (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation, elect to (a) continue all or any part of the principal amount of a LIBOR Rate Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (b) convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Rate Loans when any Default or Event of Default has occurred and is continuing, and no conversion of any LIBOR Rate Loans into Alternate Base Rate Loans shall be made except on the last day of the Interest Period for such LIBOR Rate Loans.

            (ii) Whenever Borrower desires to convert or to continue Loans under
      Section 2.1.3(i) hereof, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing), substantially in the form of EXHIBIT A attached hereto (a "Notice of Conversion/Continuation"), signed by an authorized officer of Borrower, at least one (1) Business Day before the requested conversion into an Alternate Base Rate Loan and at least two (2) Business Days before the requested conversion into or continuation of a LIBOR Rate Loan. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day), and whether the Loans are being converted into or continued as LIBOR Rate Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Alternate Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Loans, Borrower shall have failed to deliver a Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Rate Loans to Alternate Base Rate Loans.

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            2.1.4 Interest Periods. In connection with the making or
continuation of, or conversion into, each Borrowing of LIBOR Rate Loans, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Loan, which interest period shall commence on the date such LIBOR Rate Loan is made and shall end on a numerically corresponding day in the first (1st), second (2nd), third (3rd), or sixth (6th) month thereafter; provided, however, that:

            (i) The initial Interest Period for a LIBOR Rate Loan shall commence on the date of such Borrowing (including the date of any conversion from an Interest Period occurring thereafter in respect of a Loan of another
      Type) and each such Loan shall commence on the date on which the next preceding Interest Period expires;

            (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iii) Any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

            (iv) No Interest Period shall extend beyond the last day of the Original Term; and

            (v) No Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal.

            2.1.5 Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Rate Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Alternate Base Rate Loans.

            2.1.6 Default Rate of Interest. During the existence of an Event of Default, the principal amount of all Loans (and, to the extent permitted by Applicable Law, all accrued interest that is past due) shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

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      2.2   Fees.

            2.2.1 Closing Fee. Borrower shall pay to Lender a closing fee of $400,000, which shall be fully earned and non-refundable on the Closing Date and shall be paid concurrently with and from the proceeds of the initial Loan hereunder, after Lender's applying to the payment of the closing fee any balance remaining of the $200,000 expense deposit previously paid by Borrower to Lender after payment in full of all of Lender's costs and expenses for which Borrower has agreed to reimburse Lender pursuant to the provisions of this Agreement or otherwise.

            2.2.2 Collateral Management Fee. Borrower shall pay to Lender a monthly collateral management fee in the amount of $3,500 payable on the Closing Date and on the first day of each calendar month thereafter.

            2.2.3 Unused Line Fee. Borrower shall pay to Lender a fee equal to the Applicable Margin then in effect for the unused line fee times the amount by which the Revolver Facility Amount exceeds the Average Monthly Revolver Loan Balance. The unused line fee shall begin to accrue on the Closing Date and shall be payable monthly in arrears on the first day of each calendar month after the Closing Date and upon the termination of this Agreement.

            2.2.4 Letter of Credit and Letter of Credit Guaranty Fees. For each Letter of Credit and Letter of Credit Guaranty issued under this Agreement, Borrower shall pay to Lender a fee equal to: (a) the Applicable Margin for Revolver Loans that are LIBOR Rate Loans times the aggregate face amount of all Letters of Credit and Letter of Credit Guaranties issued from time to time pursuant to Section 1.2 of this Agreement, plus (b) one eighth of one percent (0.125%) of the undrawn face amount of each such Letter of Credit or Letter of Credit Guaranty which shall be payable to Bank. Borrower shall also pay all other normal and customary charges associated with the issuance of each Letter of Credit and Letter of Credit Guaranty. All such fees and charges for Letter of Credit and Letter of Credit Guaranty shall be deemed fully earned upon issuance of each such Letter of Credit and Letter of Credit Guaranty, shall be due and payable in advance upon the issuance of each Letter of Credit and Letter of Credit Guaranty and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

            2.2.5. Audit and Appraisal Fees. Borrower shall pay to Lender audit fees in the amount of Eight Hundred Fifty Dollars ($850) per Person for each day spent by such Person employed by Lender. Borrower shall also reimburse Lender for all reasonable out-of-pocket costs and expenses from time to time incurred by Lender in connection with all audits of Borrower's books and records and all appraisals of the Collateral and such other matters related thereto as Lender shall deem appropriate.

      2.3 Computation of Interest and Fees. All interest, fees and other charges provided for in this Agreement shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first (1st) Business Day after receipt by Lender of

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such items in immediately available funds in Lender's operating account at Bank, and Lender shall be deemed to have received such item of payment on the date specified in Section 4.5 hereof.

      2.4 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby, including reasonable charges for appraisers, examiners, auditors or similar Persons (but specifically excluding any overhead costs of Lender) whom Lender may engage from time to time to audit, inspect or render opinions concerning the books, records and financial condition of Borrower and the condition and value of the Collateral; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; or (vi) any filing and recording of the financing statements and all other documents required by Lender to perfect or continue the perfection of Lender's Lien in the Collateral which may occur after the Closing Date, including, without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording, and the conducting of searches after the Closing Date in all filing offices at such intervals as Lender may determine to confirm the priority of Lender's Lien in the Collateral; then all such reasonable legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.4 shall be Obligations secured by all of the Collateral, shall be payable in accordance with Section 3.1.1(ii) hereof as a request for a Revolver Loan on the due date thereof, and if not so paid, shall be payable to Lender on demand, and shall thereafter bear interest from the date such demand is made until paid in full at the rate applicable to Revolver Loans constituting Alternate Base Rate Loans. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the Loan Documents. Lender shall promptly provide Borrower upon Borrower's request with a detailed explanation of all reimbursable expenses charged to Borrower's Loan Account pursuant to either this Section 2.4 or Section 7 hereof.

      2.5 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of proceeds of Loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection by Lender of any Payment Item received or delivered to Lender on account of the Obligations. Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrower based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender.

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      2.6   Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Loan or (ii) at any time Lender determines that the making or continuance of any LIBOR Rate Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely effects the London interbank market or the position of Lender or Bank in such market, then, by written notice to Borrower, Lender may (1) declare that LIBOR Rate Loans will not thereafter be made by Lender, whereupon any request by Borrower for a LIBOR Rate Loan shall be deemed a request for an Alternate Base Rate Loan unless Lender's declaration shall be subsequently withdrawn; and (2) require that all outstanding LIBOR Rate Loans made by Lender be converted to Alternate Base Rate Loans, in which event all such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from Lender.

      2.7 Increased Costs. If, by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

            (a) Lender shall be subject to any tax, duty or other charge with respect to any LIBOR Rate Loan or its obligation to make LIBOR Rate Loans (other than (1) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (2) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee), or shall change the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (other than in respect of (1) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (2) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee); or

            (b) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting the LIBOR Rate Loans or the obligation of Lender to make LIBOR Rate Loans shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Rate Loans), or there shall be a reduction in the amount received or receivable by Lender, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five (5) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

      If Lender shall advise Borrower at any time that, because of the circumstances described in this Section 2.7 or any other circumstances affecting Lender or the London interbank market or Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding LIBOR Rate Advances, then, and in any such event:

            (1) Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such advice;

            (2) Borrower's right to request and Lender's obligation to make LIBOR Rate Loans shall be immediately suspended and Borrower's right to continue a LIBOR Rate Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

            (3) Lender shall make a Loan as part of the requested Borrowing of LIBOR Rate Loans as an Alternate Base Rate Loan, which Alternate Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

      For purposes of this Section 2.7, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

      2.8   Capital Adequacy. If after the date hereof Lender determines that
(i) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (ii) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material:

            (a) Lender shall promptly, after Lender's determination of such occurrence, give notice thereof to Borrower; and

            (b) Borrower shall pay to Lender, as an additional fee from time to time, within five (5) Business Days after Lender's demand therefor, such amount as Lender certifies to be the amount that will compensate Lender for such reduction.

      A certificate of Lender claiming entitlement to compensation as set forth above shall, except for manifest error, be final, conclusive and binding. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this
Section 2.8 all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

      2.9 Funding Losses. Borrower shall reimburse Lender for any loss, cost, expense or liability (including, without limitation, any interest paid by Lender to lenders of funds borrowed by Lender to make or carry the LIBOR Rate Loans to the extent not recovered by Lender in connection with the re-employment of such funds) sustained or incurred by Lender if for any reason (other than a default by Lender): (i) a Borrowing of, or conversion to or continuation of, a LIBOR Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn); (ii) any repayment (including any conversions pursuant to Section 2.1.3 hereof) of any LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable thereto; or (iii) Borrower defaults in its obligation to repay LIBOR Rate Loans when required by the terms of this Agreement. Borrower shall pay such amount within five (5) Business Days after presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall, except for manifest error, be final, conclusive and binding. For purposes of this Section 2.9, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

      2.10 Maximum Interest. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the

Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and in the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

3.    LOAN ADMINISTRATION

      3.1 Manner of Borrowing Revolver Loans and Disbursements. Borrowings pursuant to Section 1.1.1 shall be made and funded as follows:

            3.1.1 Notice of Borrowing.

            (i) Whenever Borrower desires to make a Borrowing under Section
      1.1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 2.1.3 hereof), Borrower shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT B hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m., Charlotte, North Carolina time, at the office of Lender designated by Lender from time to time (a) on the Business Day of the requested date of such Borrowing in the case of all Alternate Base Rate Loans, and (b) at least two (2) Business Days prior to the requested date of such Borrowing in the case of LIBOR Rate Loan. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. All Loans made on the Closing Date shall be made as Alternate Base Rate Loans and thereafter may be made, continued as or converted into Alternate Base Rate Loans or LIBOR Rate Loans. Each Notice of Borrowing shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Alternate Base Rate Loans or LIBOR Rate Loans and the amount of each such Loan, and (d) in the case of LIBOR Rate Loans, the duration of the Interest Period to be applicable thereto. Borrower may not request any LIBOR Rate Loans if a Default or Event of Default exists or if there are four (4) LIBOR Rate Loans outstanding at such time.

            (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request by Borrower for a Revolver Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of each such Revolver Loan may be disbursed by Lender by way of direct payment of the relevant Obligation and shall bear interest as an Alternate Base Rate Loan. Lender shall have no obligation to Borrower to honor any deemed request for a Revolver Loan when an Overadvance Condition exists or would result therefrom, but may do so in its sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default. If an Overadvance Condition exists and Lender does not intend to make a Revolver Loan pursuant to this Section to pay any installment of principal, accrued interest, fees or other charges then owing, Lender shall exercise reasonable efforts to notify Borrower of Lender's intention not to make such Revolver Loan.

            (iii) As an accommodation to Borrower, Lender may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower or any other Person designated by Borrower; provided, however, that Borrower shall confirm each telephonic request for a Borrowing of a LIBOR Rate Loan by delivery of the required Notice of Borrowing to Lender by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower or such designated Person, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower or such designated Person and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

            3.1.2 Disbursement Authorization. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by Borrower, or deemed to be requested, pursuant to Section 3.1.1 hereof, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Lender, in the case of the initial Borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

      3.2   Special Provisions Governing LIBOR Rate Loans.

            3.2.1 Number of LIBOR Rate Loans. In no event may the number of LIBOR Rate Loans outstanding at any time exceed four (4).

            3.2.2 Minimum Amount of each LIBOR Rate Loan. Each election of a LIBOR Rate Loan pursuant to Section 3.1.1(i), and each continuation of or conversion into a LIBOR Rate Loan pursuant to Section 2.1.3 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

            3.2.3 LIBOR Lending Office. Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or any Affiliate as Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by Lender pursuant to Sections 2.6 or 2.7 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

4.    PAYMENTS

      4.1 General Payment Provisions. All payments (including all prepayments) of the principal of, and interest on, the Loans and all of the other Obligations that are payable to Lender shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds no later than 12:00 noon, Charlotte, North Carolina time, on the due date (and payment made after such time, on the due date shall be deemed to have been made on the next succeeding Business Day). If any payment under this Agreement or the other Loan Documents shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

      4.2   Payment of Principal.

            4.2.1 Payment of Principal of Revolver Loans. The outstanding principal amounts of the Revolver Loans shall be due and payable as follows:

            (i) Any portion of the Revolver Loans consisting of the principal amount of Alternate Base Rate Loans shall be paid by Borrower to Lender unless converted to a LIBOR Rate Loan in accordance with this Agreement, immediately upon the earlier of (a) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of such proceeds or
      (b) the termination of this Agreement by Borrower or Lender pursuant to
      Section 5 hereof.

            (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Rate Loans shall be paid by Borrower to Lender, unless converted to an Alternate Base Rate Loan or continued as a LIBOR Rate Loan in accordance with the terms of this Agreement, upon the earlier of (a) the last day of the Interest Period applicable thereto or (b) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof. In no event shall Borrower be authorized to pay any LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto unless otherwise agreed in writing by Lender or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Rate Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and Borrower pays to Lender concurrently with any prepayment of a LIBOR Rate Loan the amount due Lender under Section 2.9 hereof as a result of such prepayment.

            (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Overadvance Condition shall exist, Borrower shall, without the necessity of a demand, repay the outstanding Revolver Loans that are Alternate Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all such Revolver Loans by an amount equal to such excess; and, if such payment of Alternate Base Rate Loans is not sufficient to cure the Overadvance Condition, then Borrower shall immediately either (a) deposit with Lender, for application to any outstanding Revolver Loans bearing interest as LIBOR Rate Loans as the same become due and payable at the end of the applicable Interest Periods, cash in an amount sufficient to cure such Overadvance Condition and the amount of any such cash shall be credited by Lender to the Cash Collateral Account, pending disbursement of same to Lender, but subject to Lender's Lien therein and rights of offset with respect thereto, or (b) pay the Revolver Loans that are LIBOR Rate Loans to the extent necessary to cure such Overadvance Condition and also pay to Lender any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Rate Loan prior to the last day of the Interest Period applicable thereto.

            4.2.2 Payment of Principal of the Term Loans. Borrower shall repay the principal balance of the Term Loans in substantially consecutive monthly installments of principal, commencing on the first (1st) day of the month following the Closing Date and continuing on the first (1st) day of each month thereafter, each in an amount equal to: (a) in the case of the Real Estate Term Loan, the sum of $41,667, and, in the case of the Equipment Term Loan, the sum of $59,523, with a final maturity on the last day of the Original Term.

      4.3 Payment of Interest. Interest accrued on all of the Loans shall be paid upon the earlier of (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, or (ii) the termination of this Agreement by Borrower or Lender pursuant to Section 5 hereof.

      4.4 Payment of Other Obligations. Borrower shall pay all costs, fees and charges pursuant to this Agreement as and when provided in Section 2.2 hereof, to Lender, or to any other Person designated by Lender in writing. The balance of the Obligations requiring the payment of money shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

      4.5   Prepayments of Term Loans.

            4.5.1 Mandatory Prepayments. In addition to the payments on the Term Loans set forth in Section 4.2.2 hereof and in the Term Notes, Borrower shall make mandatory payments of principal on the Term Loans as follows:

                  (i) Upon the termination of this Agreement by Lender or Borrower pursuant to Section 5 hereof, Borrower shall prepay the Term Loans in full; and

                  (ii) If any Net Proceeds are received by Parent, Borrower or any of its respective Subsidiaries, Borrower shall pay or cause to be paid to Lender, unless otherwise agreed by Lender or unless otherwise provided in this Agreement, as and when so received by Parent, Borrower or any of its respective Subsidiaries, a sum equal to such Net Proceeds.

            4.5.2 Optional Prepayments. Borrower may, at its option, prepay the principal owing on the Term Loans at any time in whole and from time to time in part in amounts aggregating $250,000 or any greater multiple of $50,000, and if such prepayment is made of a LIBOR Rate Loan and on a date other than the last day of any applicable Interest Period, by paying all charges as set forth in
Section 2.9 hereof. Borrower shall give written notice (or telephonic notice confirmed in writing) to Lender of any intended prepayment not less than one (1) Business Day prior to any prepayment of Base Rate Loans and not less than two
(2) Business Days prior to any prepayment of LIBOR Rate Loans. Such notice, once given, shall be irrevocable.

            4.5.3 Application of Prepayments. Any such mandatory or optional prepayment shall be applied to the installments of principal due under the Term Notes in the inverse order of their maturities until payment thereof in full.

      4.6 Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, Charlotte, North Carolina time, in immediately available funds on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Charlotte, North Carolina time, in immediately available funds on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 7.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Lender may, at its option, offset such credit balance against any of the Obligations during the existence of an Event of Default.

      4.7 Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.7 shall survive any termination of this Agreement and payment in full of the Obligations.

      4.8 Loan Account. Lender shall enter all Revolver Loans as debits to Borrower's Loan Account and shall also record in the Loan Account all payments made by Borrower on the Revolver Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      4.9 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days after the date on which such accounting is deemed to have been sent pursuant to section 12.9. Such notice shall only be deemed an objection to those items specifically objected to therein.

5.    TERM AND TERMINATION OF AGREEMENT

      5.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower during the existence of any Default or Event of Default, this Agreement shall be in effect for a period commencing on the Closing Date and ending on the Credit Facility Termination Date (such period the "Original Term"), unless terminated as provided in Section 5.2 hereof.

      5.2   Termination.

            5.2.1 Termination by Lender. Lender may terminate this Agreement without notice during the existence of an Event of Default.

            5.2.2 Termination by Borrower. Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice and thereafter, provided the Obligations are paid and satisfied in full and Lender has no commitment to make any loans or advances hereunder, no further fees shall accrue under Section
2.2.2 hereof. Borrower may elect to terminate this Agreement in its entirety only. No Section of this Agreement or Type of Loan available hereunder may be terminated singly.

            5.2.3 Termination Charges. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the product obtained by multiplying the amount of the Total Credit Facility times one percent (1%) if termination occurs at any time before the first anniversary of the Closing Date; and zero percent (0%) if termination occurs any time thereafter; provided, however, if Borrower pays any amounts to Lender pursuant to Sections 2.6, 2.7 or 2.8 of this Agreement, then Borrower may terminate this Agreement without the payment of any termination charge pursuant to this Section
5.2.3 if termination occurs no later than one hundred twenty (120) days after Borrower's making of such payment.

            5.2.4 Effect of Termination. On the effective date of termination of this Agreement, all of the Obligations shall be immediately due and payable. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in the manner set forth in Section
5.2.2. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Item applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage, or
(ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

6.    SECURITY INTERESTS

      6.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

            (i)   Accounts;

            (ii)  Certificated Securities;

            (iii) Chattel Paper;

            (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

            (v)   Contract Rights;

            (vi)  Deposit Accounts;

            (vii) Documents;

            (viii) Equipment;

            (ix)  Financial Assets;

            (x)   Fixtures;

            (xi)  General Intangibles, including Payment Intangibles and
Software;

            (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

            (xiii) Instruments, including, without limitation, the Richardson Note;

            (xiv) Intellectual Property;

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

            (xv)  Inventory;

            (xvi) Investment Property;

            (xvii) money (of every jurisdiction whatsoever);

            (xviii) Letter-of-Credit Rights;

            (xix) Payment Intangibles;

            (xx)  Security Entitlements;

            (xxi) Software;

            (xxii) Supporting Obligations;

            (xxiii) Uncertificated Securities; and

            (xxiv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Lender will not enforce its security interest in Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Lender, Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Lender (and to Lender's enforcement of such security interest) in such Lender's rights under such lease or license.

      6.2   Other Collateral.

            6.2.1 Commercial Tort Claims. Borrower shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Lender, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Lender to give Lender a security interest in any such Commercial Tort Claim.

            6.2.2 Other Collateral. Borrower shall promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Lender, promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender control with respect to such Collateral;

promptly notify Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by Lender to deliver to Lender possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Lender; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender.

            6.2.3 Cash Collateral. The Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

      6.3 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the UCC, and such other instruments, assignments or documents, as are necessary to perfect Lender's Lien upon any of the Collateral, and shall also take such other action, including, without limitation, obtaining Control Agreements with respect to each of its Deposit Accounts, as may be required to perfect or to continue the perfection of Lender's Lien upon all of the Collateral. Unless prohibited by Applicable Law, Borrower hereby irrevocably authorizes Lender to execute and file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as all assets of Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 6.1, on Borrower's behalf. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

      6.4 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all real Property of Borrower described therein. The Mortgages shall be executed by Borrower in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the real Property covered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid, first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender. Borrower shall deliver to Lender such other documents, including, without limitation, as-built survey prints of the real Property, as Lender may request relating to the real Property subject to the Mortgages.

7.    COLLATERAL ADMINISTRATION

      7.1   General Provisions

            7.1.1 Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at one or more of the business locations set forth in SCHEDULE 7.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) the storage of Collateral at locations within the continental United States other than those shown in SCHEDULE 7.1.1 hereto if,
(a) Borrower gives Lender written notice of such a location at least sixty (60) days prior to storing Collateral at such location, (b) Lender's Lien in such Collateral is and continues to be a duly perfected Lien thereon (and Borrower shall have taken such action as may be required pursuant to Section 6.3 hereof to perfect Lender's Lien thereon) subject to no other Lien thereon except for Permitted Liens, (c) neither Borrower's nor Lender's right of entry upon the premises where such Collateral is stored, or its right to remove the Collateral therefrom, is in any way restricted, and (d) the owner of such premises agrees with Lender not to assert any landlord's, bailee's or other Lien in respect of the Collateral for unpaid rent or storage charges; provided, however, clauses
(a), (c) and (d) above shall not apply to new locations at which Collateral is located which are established after the Closing Date if (1) no Default or Event of Default has occurred and is continuing, (2) such locations are disclosed to Lender in the Borrowing Base Certificates required to be provided to Lender, and
(3) the aggregate value of the Inventory, calculated at the lower of cost or market (on a first-in, first-out basis), at such locations does not exceed $3,500,000 at any one time; and provided further, clause (b) above shall not apply to new locations at which Collateral is located which are established after the Closing Date if (1) no Default or Event of Default has occurred and is continuing, (2) such locations are disclosed to Lender in the Borrowing Base Certificates required to be provided to Lender, and (3) the aggregate value of the Inventory, calculated at the lower of cost or market (on a first-in, first-out basis), at such locations does not exceed $250,000 at any one time.

            7.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability, product recall, product contamination, business interruption and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever other than non-payment and ten (10) days prior written notice to Lender in the even of cancellation of the policy for non-payment of premium and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to

Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. In addition to the insurance required herein with respect to the Collateral, Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies of such type (including product liability, product recall, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrower, or as otherwise required by Lender, but in no event, in the case of Borrower's business interruption insurance, in an amount less than $10 million, and, in the case of Borrower's product recall insurance, less than $10 million. Borrower shall also execute and file with any insurance company that issues its product recall and business interruption insurance policy such assignments and other documents which Lender shall deem necessary to perfect Lender's Liens in such policies and all proceeds of insurance payable thereon. All proceeds of insurance received by Borrower or Lender on account of any casualty to the Collateral or other insured risk in which Lender has an insurable interest shall be applied as follows:

            (i) if an Event of Default exists, all such insurance proceeds shall, at Lender's option, be deemed Net Proceeds and paid to Lender as a mandatory prepayment of the Loans; and

            (ii) if no Event of Default exists, all such insurance proceeds of any claim of less than $50,000 shall be released to Borrower for the purpose of Borrower's repairing, replacing or restoring the damaged or destroyed Collateral (and, if replaced, the replacement Collateral shall be subject to Lender's duly perfected Lien therein and no other Liens), and all such insurance proceeds of any claim of more than $50,000 shall be, in Lender's sole discretion, (a) remitted to Lender for application to the Obligations, or (b) released to Borrower for the aforesaid purpose.

            7.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon the Collateral, shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

            7.1.4 Borrowing Base Certificate. Promptly upon Lender's request, but in no event less frequently than weekly on the last Business Day of each week, Borrower shall submit to Lender a Borrowing Base Certificate in the form of EXHIBIT C executed by the Chief Financial Officer of Borrower; provided, however, if Availability for any consecutive period of sixty (60) days after the Senior Notes Restructuring Closing Date is at least $10 million, Borrower shall thereafter submit to Lender such Borrowing Base Certificate executed by the Chief Financial Officer of Borrower no less than frequently than monthly; and provided further that in all events, both before and after the Senior Notes Restructuring Closing Date and regardless of the amount of Availability at any time, each Borrowing Base Certificate shall be submitted by Borrower to Lender promptly upon Lender's request.

      7.2   Administration of Accounts.

            7.2.1 Records and Schedules of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender:

            (i) On such periodic basis as Lender shall request but no less frequently than monthly, a sales and collections report for the preceding period;

            (ii) On or before the twentieth (20th) day of each monthly period, a detailed aged trial balance of all Accounts which are existing as of the last day of the preceding monthly period, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"); and

            (iii) Upon Lender's request therefor, copies of proof of delivery, invoices or invoice registers and the original copies of all documents, including, without limitation, repayment histories and present status reports, relating to the Accounts so scheduled and such other matters and information relating to the Accounts as Lender shall reasonably request.

      In addition, if Accounts owing by any Account Debtor in an aggregate amount in excess of $200,000 cease to be Eligible Accounts in whole or in part, Borrower shall notify Lender of such occurrence no later than the fifth (5th) Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.

            7.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. In the event any amounts due and owing in excess of $200,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

            7.2.3 Taxes. If an Account includes a charge for any Tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by Borrower.

            7.2.4 Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right, at any time, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower by verbal or written communications. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

            7.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement with Bank. Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in the Dominion Account. All funds deposited in the Dominion Account shall be subject to Lender's Lien, and Borrower shall obtain the agreement by Bank in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by Bank.

            7.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit the same in kind in the Dominion Account. Lender retains the right at all times during the existence of an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower.

      7.3   Administration of Inventory.

            7.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each monthly period, not later than the twentieth (20) day of such monthly period for Inventory of Borrower as of the end of the preceding monthly period. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

            7.3.2 Returns of Inventory by Account Debtor. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $150,000, Borrower shall notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory, no later than the fifth (5th) Business Day following such return and the Borrowing Base shall thereupon be adjusted accordingly.

            7.3.3 Returns of Inventory by Borrower. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise which has a value in excess of $250,000 during any monthly period.

      7.4   Administration of Equipment.

            7.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and of the Equipment of all of its Subsidiaries and all dispositions made in accordance with subsection 7.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of its Equipment and any of the Equipment of any Subsidiary.

            7.4.2 Dispositions of Equipment. Without the prior written consent of Lender in each instance, Borrower will not sell, lease or otherwise dispose of or transfer any of its Equipment or any part thereof, nor permit any Subsidiary of Borrower to sell, lease or otherwise dispose of or transfer any of the Equipment of such Subsidiary or any part thereof; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment by Borrower and all Subsidiaries which, in the aggregate during any consecutive twelve month period, has a fair market value or book value, whichever is less, of $250,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment by Borrower and its Subsidiaries that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least five (5) days prior written notice of such disposition of Equipment having a fair market value or book value, whichever is greater, of $100,000 or more.

      7.5 Payment of Charges. All amounts chargeable to Borrower under Section 7 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolver Loans that are Alternate Base Rate Loans from time to time.

8.    REPRESENTATIONS AND WARRANTIES

      8.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make Loans hereunder, Parent and Borrower each warrants, represents and covenants to Lender that:

            8.1.1 Organization and Qualification. Parent, Borrower and each of its respective Subsidiaries is each a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Parent, Borrower and each of its respective Subsidiaries is each duly qualified and is authorized to do business and is in good standing as a foreign entity in each state or jurisdiction listed on SCHEDULE 8.1.1 hereto and in all other states and jurisdictions where the character of its Property or the nature of its activities make such qualification necessary or in which the failure of Parent, Borrower or any of its respective Subsidiaries to be so qualified would have a Material Adverse Effect.

            8.1.2 Power and Authority. Parent, Borrower and each of its respective Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents by Parent, Borrower and each of its respective Subsidiaries that are parties thereto have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the shareholders of Parent, Borrower and each of its respective Subsidiaries which has not been obtained; (ii) contravene Parent's, Borrower's or any of its respective Subsidiary's charter, articles or certificate of incorporation or organization, or by-laws or operating agreement, as the case may be; (iii) violate, or cause Parent, Borrower or any of its respective Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Parent, Borrower or any of its respective Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Parent, Borrower and each of its respective Subsidiaries is a party or by which it or its respective Property may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Property now owned or hereafter acquired by Parent, Borrower or any of its respective Subsidiaries.

            8.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Parent, Borrower and each of its respective Subsidiaries that are parties hereto or thereto, enforceable against each of them in accordance with its respective terms.

            8.1.4 Organizational Structure. As of the date hereof, SCHEDULE
8.1.4 hereto states (i) the correct name of Parent, Borrower and each of its respective Subsidiaries as it appears in official filing in the state of its incorporation or organization, the state of incorporation or organization, and, for each Subsidiary of Parent, the percentage of its Voting Stock or membership interests owned by Parent, and, for each Subsidiary of Borrower, the percentage of its Voting Stock or membership interests owned by Borrower (ii) the type of entity of each of Parent, Borrower and its respective Subsidiaries, (iii) the organizational number assigned to each such entity by its state of incorporation or organization, or a statement that no such number was assigned, (iv) the name of each of Parent's and Borrower's corporate, limited liability company or joint venture Affiliates and the nature of the affiliation, and (v) the number of authorized, issued and treasury shares or membership interests of Parent, Borrower and each Subsidiary of Parent and Borrower. Except as set forth in
SCHEDULE 8.1.4 hereto, Parent and Borrower each has good title to all of the shares of stock or membership interests it purports to own of each of its respective Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares or membership interests have been duly issued and are fully paid and non-assessable.

Each of Parent, Borrower and its respective Subsidiaries has only one state of incorporation or organization.

            8.1.5 Corporate or Organizational Names. Neither Parent, Borrower nor any of its respective Subsidiaries has been known as or used any corporate, organizational, fictitious or trade names except those listed on SCHEDULE 8.1.5 hereto. Except as set forth on SCHEDULE 8.1.5, neither Parent, Borrower nor any of its respective Subsidiaries has been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person.

            8.1.6 Business Locations; Agent for Process. Each of Parent's, Borrower's and each of its respective Subsidiary's chief executive office and other places of business are as listed on SCHEDULE 7.1.1 hereto. During the preceding five-year period, neither Parent, Borrower nor any of its respective Subsidiaries has had an office, place of business or agent for service of process other than as listed on SCHEDULE 7.1.1 hereto. Except as shown on
SCHEDULE 7.1.1 hereto, no Inventory of Borrower is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

            8.1.7 Title to Property; Priority of Liens. Each of Parent, Borrower and its respective Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except for Permitted Liens and the Liens set forth on SCHEDULE 8.1.4 hereto. Each of Parent, Borrower and its respective Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any Property of Parent, Borrower or any of its respective Subsidiaries that is not a Permitted Lien. The Liens granted to Lender under Section 6 hereof are first priority Liens, subject only to those Permitted Liens that are expressly stated to have priority over the Liens of Lender.

            8.1.8 Accounts. Lender may rely, in determining which Accounts of Borrower are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment, Instrument, Document or Chattel Paper;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale, a copy of which has been furnished or is available to Lender;

                  (iv) To the best knowledge of Borrower, such Account, and Lender's Lien therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to
      Section 7.2.1 hereof;

                  (vi) To the best knowledge of Borrower, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                  (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor is Solvent;

                  (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account; and

                  (ix) Any contract under which such Account arose does not condition or restrict Borrower's right to assign to Lender the right to payment thereunder unless Borrower has obtained the Account Debtor's consent to such collateral assignment or complied with conditions to such assignment (regardless of whether under the Code or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Lender).

            8.1.9 Financial Statements; Fiscal Year.

            (i) The balance sheets of Parent, PF Distribution and PF Purchasing as of May 30, 2003 and June 30, 2003, and the Consolidated and consolidating balance sheets of Borrower and its Subsidiaries (including Columbia Hill Aviation as a special purpose entity) as of March 3, 2001, March 2, 2002, and June 30, 2003, and the related statements of income, changes in stockholder's equity, cash flows, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Parent, PF Distribution and PF Purchasing and Borrower and its Subsidiaries (including Columbia Hill Aviation as a special purpose entity), as the case may be, at such dates and the results of operations of Parent, PF Distribution and PF Purchasing and Borrower and its Subsidiaries (including Columbia Hill Aviation as a special purpose entity), as the case may be, for such periods. Since June 30, 2003, there has been no material change in the condition, financial or otherwise, of Parent, PF Distribution or PF Purchasing as shown on their respective balance sheets as of such date (except for the acquisition by Parent of its Subsidiaries PF Distribution and PF Purchasing), and since March 2, 2002, there has been no material change in the condition, financial or otherwise, of Borrower and its Subsidiaries (including Columbia Hill Aviation as a special purpose entity) as shown on the Consolidated balance sheet as of such date (except for the acquisition by Borrower of its Subsidiary Compass), and the related statements of income, changes in stockholder's equity, cash flows, and changes in financial position for the period then ending, and no change in the aggregate value of Equipment and real Property owned by Parent, Borrower and its respective Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse;

            (ii) The Consolidated and consolidating balances sheets of Parent and its Subsidiaries, and the related statements of income, cash flows, changes in stockholder's equity, and changes in financial position, which are from time to time delivered by Parent to Lender pursuant to Section
      9.1.3 of this Agreement fairly present the financial position of Parent, Borrower and each of its respective Subsidiaries at such dates and the results of the operations of Parent, Borrower and each of its respective Subsidiaries for the periods set forth therein; and

            (iii) The Fiscal Year of Parent, Borrower and each of its respective Subsidiaries means twelve (12) periods consisting of four (4) or (5) weeks each determined based on a 52-53 week accounting period, the last week of which ends on the last day of February if it falls on a Saturday, and, if not, on the first Saturday in March of each year.

            8.1.10 Full Disclosure. The financial statements referred to in
Section 8.1.9 hereof do not, nor does this Agreement or any other written statement of Parent, Borrower or any of its respective Subsidiaries to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. To the best of Parent's and Borrower's knowledge, there is no fact which Parent or Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Parent and Borrower can now foresee, will materially affect adversely the Property, business, prospects, profits or condition (financial or otherwise) of Parent, Borrower or any of its respective Subsidiaries or the ability of Parent, Borrower or any of its respective Subsidiaries to perform this Agreement or the other Loan Documents.

            8.1.11 Solvent Financial Condition. Borrower and its Subsidiaries are now, and, after giving effect to the Loans to be made hereunder, will be, Solvent.

            8.1.12 Surety Obligations. Neither Parent, Borrower nor any of its respective Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of per-formance of any undertaking or obligation of any Person, other than indemnity and surety agreements issued in support of commodity processing contracts which are executed by Borrower in the normal course of its business.

            8.1.13 Taxes. The federal tax identification number of Parent, Borrower and each of its respective Subsidiaries is shown on SCHEDULE 8.1.13 hereto. Parent, Borrower and each of its respective Subsidiaries have filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Property as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Parent, Borrower and each of its respective Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Parent Indebtedness for Money Borrowed .

            8.1.14 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the loan transaction contemplated by this Agreement.

            8.1.15 Patents, Trademarks, Copyrights and Licenses. Parent, Borrower and each of its respective Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and, to the best of Parent's and Borrower's knowledge, planned future conduct of its business, without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on SCHEDULE 8.1.15 hereto.

            8.1.16 Governmental Consents. Parent, Borrower and each of its respective Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Property as now owned or leased by it.

            8.1.17 Compliance with Laws. Parent, Borrower and each of its respective Subsidiaries has duly complied with, and its Property, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to Parent, Borrower or any of its respective Subsidiaries under any such law, rule or regulation where such non-compliance could reasonably be expected to have a Material Adverse Effect. Parent, Borrower and each of its respective Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it, including, without limitation, the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

            8.1.18 Restrictions. Neither Parent, Borrower nor any of its respective Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Property. Except as set forth on SCHEDULE 8.1.18 hereto, neither Parent, Borrower nor any of its respective Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Parent, Borrower or any of its respective Subsidiaries, as applicable.

            8.1.19 Litigation. Except as set forth on SCHEDULE 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending on the date hereof, or to the knowledge of Parent or Borrower, threatened on the date hereof, against or affecting Parent, Borrower or any of its respective Subsidiaries, or the business, operations, Property, prospects, profits or condition of Parent, Borrower or any of its respective Subsidiaries, and no such action, suit or proceeding will, if decided adversely, have a Material Adverse Effect. Neither Parent, Borrower nor any of its respective Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            8.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Parent's or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Parent, Borrower nor any of its respective Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

            8.1.21 Leases. SCHEDULE 8.1.21 hereto is a complete listing of all capitalized and operating leases of Parent, Borrower and its respective Subsidiaries on the date hereof. Parent, Borrower and each of its respective Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

            8.1.22 Pension Plans. Except as disclosed on SCHEDULE 8.1.22 hereto, neither Parent, Borrower nor any of its respective Subsidiaries has any Plan on the date hereof. Parent, Borrower and each of its respective Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a Material Adverse Effect exists in connection with any Plan. Neither Parent, Borrower nor any of its respective Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

            8.1.23 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Parent, Borrower or any of its respective Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Parent, Borrower or any of its respective Subsidiaries, or with any material supplier, and, to the best of Parent's and Borrower's knowledge, there exists no present condition or state of facts or circumstances which would materially affect adversely Parent, Borrower or any of its respective Subsidiaries or prevent Parent, Borrower or any of its respective Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

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

            8.1.24 Labor Relations. Except as described on SCHEDULE 8.1.24 hereto, neither Parent, Borrower nor any of its respective Subsidiaries is a party on the date hereof to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Parent's, Borrower's or any of its respective Subsidiary's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            8.1.25 Investment Company Act; Public Utility Holding Company Act. Neither Parent, Borrower nor any of its respective Subsidiaries is an "investment company" or "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

            8.1.26 Margin Stock. Neither Parent, Borrower nor any of its respective Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            8.1.27 Bank Facility. The Loans, Obligations and Liens contemplated by this Agreement and the other Loan Documents constitute "Permitted Indebtedness" and "Permitted Liens" (as such terms are defined in the Indenture) under the Indenture.

      8.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Parent's, Borrower's or any of its respective Subsidiary's business or operations that may occur after the date hereof, so long as Lender has consented to such changes or such changes are not prohibited by the terms of this Agreement.

      8.3 Survival of Representations and Warranties. All representations and warranties of Parent, Borrower and each of its respective Subsidiaries contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

9.    COVENANTS AND CONTINUING AGREEMENTS

      9.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Parent and Borrower each covenants that, unless otherwise consented to by Lender in writing, it shall:

            9.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Property of Parent, Borrower and each of its respective Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Parent's, Borrower's and each of its respective Subsidiary's business, assets, liabilities, financial condition, business prospects and results of operations.

            9.1.2 Notices. Notify Lender in writing (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) promptly after Parent's or Borrower's learning thereof, of the commencement of any litigation affecting Parent, Borrower or any of its respective Subsidiaries or any of its respective Property, whether or not the claim is considered by Parent or Borrower to be covered by insurance, and of the institution of any administrative proceeding which, in either case, may have a Material Adverse Effect; (iii) at least sixty
(60) days prior thereto, of the opening of any new office or place of business by Parent, Borrower or any of its respective Subsidiaries or the closing of any existing office or place of business by Parent, Borrower or any of its respective Subsidiaries; (iv) promptly after Parent's or Borrower's learning thereof, of any organized labor dispute to which Parent, Borrower of any of its respective Subsidiaries may become a party, any strikes or walkouts by organized labor relating to any of its plants or other facilities, and the expiration of any collective bargaining agreement to which it is a party or by which it is bound; (v) promptly after Parent or Borrower's learning thereof, of any material default by Parent, Borrower or any of its respective Subsidiaries under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Parent, Borrower or any of its respective Subsidiaries exceeding $500,000; (vi) promptly after the occurrence thereof, of any Default or Event of Default; (vii) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness in excess of $200,000 payable to Parent, Borrower or any of its respective Subsidiaries; and (viii) promptly after the rendition thereof, of any judgment rendered against Parent, Borrower or any of its respective Subsidiaries in an amount exceeding $100,000 which is not fully covered by insurance.

            9.1.3 Financial Statements. Keep, and cause each of its respective Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Parent's or Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

            (i) not later than ninety (90) days after the close of each Fiscal Year of Borrower, (A) audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

            (ii) not later than forty-five (45) days after the end of each Fiscal Quarter hereafter, including the last Fiscal Quarter of Parent's Fiscal Year, unaudited, interim financial statements of Parent and its Subsidiaries as of the end of such Fiscal Quarter and of the portion of Parent and its Subsidiaries' financial year then elapsed, including statements of cash flow, on a Consolidated and consolidating basis, certified by the principal financial officer of Parent as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Parent and its Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iii) not later than (a) thirty (30) days after the end of each fiscal monthly period within a Fiscal Quarter hereafter, and (b) the earlier of (i) forty-five (45) days after the end of each Fiscal Quarter hereafter, or (ii) the filing of any quarterly or annual statement pursuant to clause (iv) below, unaudited interim financial statements of Parent and its Subsidiaries and of Borrower and its Subsidiaries, including statements of cash flows, each as of the end of such month and of the portion of Fiscal Year then elapsed, on a Consolidated and consolidating basis, certified by the chief financial officer of Parent and of Borrower, as the case may be, as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Parent and its Subsidiaries and of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent, Borrower or any of its respective Subsidiaries has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Parent, Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

            (v) not later than twenty (20) days after the end of each monthly period hereafter, an accurate and complete report of the accounts payable of Borrower and its Subsidiaries, in form and substance satisfactory to Lender;

            (vi) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

            (vii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or financial condition of Parent, Borrower or any of its respective Subsidiaries or the results of their respective operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Within forty-five (45) days of the end of each quarterly period (or, if the Consolidated Fixed Charge Coverage Ratio/Covenant Testing Period is monthly, then within thirty (30) days of the end of each monthly period) and concurrently with the delivery of the financial statements to be delivered pursuant to clause (i) of this Section 9.1.3, or more frequently if requested by Lender,

Parent and Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of EXHIBIT D hereto executed by the Chief Financial Officer of Parent and Borrower.

            9.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between Parent, Borrower or any of its respective Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

            9.1.5 Projections. No later than thirty (30) days prior to the end of each Fiscal Year of Parent and Borrower, deliver to Lender Projections of Parent and its Subsidiaries and of Borrower and its Subsidiaries, in each case for the forthcoming Fiscal Year, by monthly period.

            9.1.6 Taxes and Liens. Pay and discharge, and cause each of its respective Subsidiaries to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and only to the extent that such Taxes are being Properly Contested. Parent, Borrower and each of its respective Subsidiaries shall also pay, discharge or provide a bond with respect to, any lawful claims which, if unpaid or unbonded, might become a Lien against any Property of Parent, Borrower or any of its respective Subsidiaries, except for Permitted Liens.

            9.1.7 Tax Returns. File, and cause each of its respective Subsidiaries to file, all federal, state and local tax returns and other reports Parent, Borrower or any of its respective Subsidiaries is required by law to file and maintain adequate reserves for the payment of all Taxes imposed upon it, its income or its profits, or upon any Property belonging to it.

            9.1.8 Compliance with Applicable Laws. Comply, and cause each of its respective Subsidiaries to comply, with all Applicable Laws, and obtain and keep in force any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

            9.1.9 Subordinations. Provide Lender with a debt subordination agreement, in form and substance satisfactory to Lender, executed by any Person who is an officer, director or Affiliate of Parent, Borrower or any of its respective Subsidiaries to whom Parent, Borrower or any of its respective Subsidiaries is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness to the full and final payment and performance of the Obligations.

            9.1.10 Administration of Equipment. Keep, and cause each of its respective Subsidiaries to keep, accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment, and maintain, and cause each of its respective Subsidiaries to maintain, its Equipment in good operating condition and repair, and make all necessary replacements of and repairs thereto so that the value and operating efficiency of its Equipment shall be maintained and preserved, reasonable wear and tear excepted.

            9.1.11 Conduct of Business; Maintenance of Existence. Conduct, and cause each of its respective Subsidiaries to conduct, its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith.

      9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Parent and Borrower each covenants that, unless Lender has first consented thereto in writing, it will not:

      9.2.1 Fundamental Changes. (i) Merge or consolidate, or permit any of its respective Subsidiaries to merge or consolidate, with any Person; nor (ii) acquire, nor permit any of its respective Subsidiaries to acquire, all or any substantial part of the Property of any Person; nor (iii) change, or permit any of its respective Subsidiaries to change, its name as it appears in official filings in the state of its incorporation or organization, or the type of legal entity it is, or the state of its incorporation or organization or the organizational identification number, if any, assigned to it by such state; or
(iv) form or create any other Subsidiaries other than the Subsidiaries in existence on the Closing Date.

      9.2.2 Loans. Make, or permit any Subsidiary of Parent to make, any loans or other advances of money (other than for travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person (including a loan or advance from one Subsidiary of Parent to another Subsidiary of Parent) except for the loans and advances in existence on the Closing Date and which are set forth on SCHEDULE 9.2.2 attached to this Agreement.

      9.2.3 Affiliate Transactions. Enter into, or be a party to, or permit any of its respective Subsidiaries to enter into or be a party to, any transaction with any Subsidiary of Parent or any Affiliate of Parent or any Affiliate of any stockholder of Parent, except for the following (which are described in more detail on SCHEDULE 9.2.3 attached to this Agreement):

            (i)   the Office Lease;

            (ii) the transactions contemplated by the Affiliate Agreements during the period from the Closing Date until the Senior Notes Restructuring Closing Date, unless and only to the extent that:

                  (a) such transactions are in strict compliance with each of the terms and provisions of the Affiliate Agreements as in effect on the Closing Date;

                  (b)   no Default or Event of Default shall exist;

                  (c) the aggregate amount of consideration paid by Borrower under the Affiliate Agreements during any period shall not exceed the actual amount due and owing for such period under the Affiliate Agreements as in effect on the Closing Date; provided, however, on the Closing Date from the proceeds of the initial Loans made to Borrower hereunder, Borrower may also pay unpaid amounts accrued and owing under the Affiliate Agreements as of the Closing Date which in the aggregate shall not exceed the amount and shall be used solely for the purposes set forth in SCHEDULE 9.2.3(ii)(c) hereof;

                  (d) During any month, Parent and its Subsidiaries, PF Distribution, PF Purchasing and Columbia Hill Aviation shall not make, or permit to be made, any payments of cash to any Person except for (1) the amount of reasonable and necessary taxes and other operating expenses incurred by Parent, PF Distribution, Columbia Hill Aviation and PF Purchasing in the ordinary course of its respective business during such month (which under no circumstances shall include expenses owing to any Affiliate of either Parent, Borrower or any of their respective Subsidiaries), plus (2) the amount of regularly scheduled payments on the Parent Indebtedness for Money Borrowed and the Columbia Hill Aviation Indebtedness for Money Borrowed becoming due and payable during such month in accordance with the terms therefor as in effect on the Closing Date; and

                  (e) all transactions contemplated by the Affiliate Agreements, and all payments of any kind thereunder, shall be terminated upon the Senior Notes Restructuring Closing Date.

            9.2.4 Limitation on Liens. Create or suffer to exist, or permit any of its respective Subsidiaries to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

            (i) Liens at any time granted in favor of Lender;

            (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or that are being Properly Contested;

            (iii) statutory Liens arising in the ordinary course of the business of Parent, Borrower or any of its respective Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or such Liens are being Properly Contested and do not, in the aggregate, materially detract from the value of the Property of Parent, Borrower or such Subsidiary or materially impair the use thereof in the operation of Parent's, Borrower's or such Subsidiary's business;

            (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

            (v) the Purchase Money Lien securing the Columbia Hill Aviation Purchase Money Indebtedness;

            (vi) Liens set forth on SCHEDULE 9.2.4 hereto;

            (vii) reservations, exceptions, easements, rights-of-way and other similar encumbrances affecting the real Property of Parent, Borrower and its respective Subsidiaries that do not interfere with the ordinary conduct of the business of Parent, Borrower and its respective Subsidiaries;

            (viii) interests of lessors under leases which are required to be capitalized for financial reporting purposes in accordance with GAAP;

            (ix) Liens in favor of warehousemen, processors, fillers and packers arising in the ordinary course of business of Parent, Borrower or any of its respective Subsidiaries, but only if payment in respect of any such Lien is not at the time required or such Liens are being Properly Contested and do not, in the aggregate, materially detract from the value of the Property of Parent, Borrower or such Subsidiary or materially impair the use thereof in the operation of Parent's, Borrower's or such Subsidiary's business;

            (x) from and after the Senior Notes Restructuring Closing Date, Liens in the Collateral as security for the Senior Notes; and

            (xi) such other Liens as Lender may hereafter approve in writing.

            9.2.5 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any of its respective Subsidiaries to create, incur or suffer to exist, any Indebtedness for Money Borrowed, except:

            (i) Obligations owing to Lender;

            (ii) Subordinated Debt;

            (iii) Permitted Purchase Money Indebtedness;

            (iv) the Senior Notes;

            (v) the Parent Indebtedness for Money Borrowed;

            (vi) the Columbia Hill Aviation Purchase Money Indebtedness; and

            (vii) Refinancing Indebtedness for Money Borrowed of the Indebtedness for Money Borrowed described in clauses (ii) through (vi) above.

            9.2.6 Subordinated Debt. Make, or permit any of its respective Subsidiaries to make, any payment of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the agreement relative to such Subordinated Debt.

            9.2.7 Distributions. Declare or make, or permit any of its respective Subsidiaries to declare or make, any Distributions; provided, however, until the Senior Notes Restructuring Closing Date, and only for so long as no Default or Event of Default shall exist or would result therefrom, Borrower, PF Distribution, PF Purchasing and Columbia Hill Aviation may make Distributions to Parent during any month in an aggregate amount up to, but not in excess of, the sum of (i) the aggregate amount of regularly scheduled payments on the Parent Indebtedness for Money Borrowed becoming due and payable during such month in accordance with the terms therefor as in effect on the Closing Date, and (ii) the amount of reasonable and necessary taxes and other operating expenses incurred by Parent in the ordinary course of its business during such month (which under no circumstances shall include expenses owing to any Affiliate of either Parent, Borrower or any of their respective Subsidiaries), to be used solely and exclusively by Parent for making payments, in the case of the foregoing clause (i), of the Parent Indebtedness for Money Borrowed, and, in the case of the foregoing clause (ii), of such taxes and operating expenses.

            9.2.8 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any of its respective Subsidiaries to sell, lease or otherwise dispose of, its respective Property, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except
(i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, or (ii) dispositions expressly authorized by this Agreement.

            9.2.9 Bill-and-Hold Sales, Etc. Make a sale or permit any of its respective Subsidiaries to make a sale, to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

            9.2.10 Restricted Investment. Make or have, or permit any of its respective Subsidiaries to make or have, any Restricted Investment.

            9.2.11 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Parent.

            9.2.12 Fiscal Year. Change its Fiscal Year from the first Saturday in March of each year.

            9.2.13 Guaranties. Become liable upon, or permit any of its respective Subsidiaries to become liable upon, the obligations of any Person, by assumption, endorsement or guaranty thereto or otherwise (other than to Lender), except the endorsement of checks in the ordinary course of business.

            9.2.14 Prepayment of Senior Notes; Amendment of Indenture. (i) Make any payment of the principal on the Senior Notes prior to the stated maturity date thereof; provided, however, after the Senior Notes Restructuring Closing Date, Borrower may make a Senior Notes Cash Sweep Prepayment if each of the Senior Notes Cash Sweep Payments Conditions are first satisfied; nor (ii) amend or modify in any way the terms or provisions of the Indenture or the Senior Notes from those in effect on the Closing Date; provided, however, if the

Senior Notes Restructuring Conditions shall first be satisfied, Parent and its Subsidiaries may amend the Indenture and the Senior Notes in connection with the Senior Notes Restructuring to the extent contemplated thereby.

            9.2.15 Excess Cash. Permit Parent, PF Distribution, PF Purchasing and Columbia Hill Aviation to have cash or Cash Equivalents on hand at any time (excluding, in the case of Columbia Hill Aviation, the cash or Cash Equivalents on which there is a Permitted Lien) in excess of $1,000,000 in the aggregate.

            9.2.16 Parent Indebtedness for Money Borrowed; Columbia Hill Aviation Purchase Money Indebtedness. Amend or modify in any way the terms or provisions of the Parent Indebtedness for Money Borrowed or the Columbia Hill Aviation Purchase Money Indebtedness from those in effect on the Closing Date; provided, however, if the Senior Notes Restructuring Conditions shall first be satisfied, Parent and its Subsidiaries may amend the Parent Indebtedness for Money Borrowed and the Columbia Hill Aviation Purchase Money Indebtedness in connection with the Senior Notes Restructuring to provide for the assumption thereof by Borrower and, in the case of the Parent Indebtedness for Money Borrowed, for the subordination to the payment of the Obligations and the Senior Notes as contemplated by the Senior Notes Restructuring.

            9.2.17 Deposit Accounts. Parent, Borrower and its respective Subsidiaries shall not open after the Closing Date, and, commencing ninety (90) days after the Closing Date, shall not thereafter maintain, any Deposit Account (other than (i) Borrower's existing bank account at Branch Banking and Trust which shall not at any time have a balance of more than $100,000, (ii) Borrower's four (4) existing employee benefit plan accounts - group medical, dental, workman's compensation and group medical - which shall not at any time have a combined balance of more than $500,000, and (iii) a payroll account which shall not at any time have a balance in an amount in excess of one regular payroll), except in each case at Bank and for which a Control Agreement shall be obtained.

      9.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Parent and Borrower each covenants that, unless otherwise consented to by Lender in writing, it shall comply with the following financial covenants:

            9.3.1 Consolidated Net Worth. Parent and its Subsidiaries shall maintain a Consolidated Net Worth, as of the end of each Fiscal Quarter, commencing with the end of the 3rd Fiscal Quarter of the Fiscal Year ending 2004, of not less than the sum of (i) the product of (a) the Consolidated Net Worth of Parent and its Subsidiaries as of the end of the 2nd Fiscal Quarter of the Fiscal Year ending 2004 times (b) a percentage equal to 85% if such Consolidated Net Worth is positive and 115% if such Consolidated Net Worth is negative, plus (ii) seventy-five percent (75%) of Consolidated Net Income of Parent and its Subsidiaries for (a) the 3rd Fiscal Quarter of the Fiscal Year ending 2004 and (b) each Fiscal Quarter thereafter (in each case with no deduction if Consolidated Net Income of Parent and its Subsidiaries for any Fiscal Quarter is less than zero).

            9.3.2 Consolidated Fixed Charge Coverage Ratio/Covenant.

            (a) Parent and its Subsidiaries shall maintain a Consolidated Fixed Charge Coverage Ratio for each Consolidated Fixed Charge Coverage Ratio/Covenant Testing Period set forth below of not less than the amount corresponding thereto:

                                                                       CONSOLIDATED FIXED CHARGE
TESTING PERIOD                                                          COVERAGE RATIO/COVENANT
--------------                                                         -------------------------
Months Elapsed during the 3rd Fiscal Quarter of
Fiscal Year Ending 2004                                                     1.25 to 1.00

Months Elapsed during the 3rd and 4th Fiscal Quarters
of Fiscal Year Ending 2004                                                  1.25 to 1.00

Months Elapsed during the 3rd and 4th Fiscal Quarters of
Fiscal Year Ending 2004 and 1st Fiscal Quarter
of Fiscal Year Ending 2005                                                  1.25 to 1.00

Months Elapsed during the 3rd and 4th Fiscal Quarters of Fiscal Year
Ending 2004 and 1st and 2nd Fiscal Quarters of Fiscal Year Ending 2005      1.25 to 1.00

Each Twelve Month Period thereafter                                         1.25 to 1.00

      The "Consolidated Fixed Charge Coverage Ratio/Covenant Testing Period" shall be quarterly as of the end of each Fiscal Quarter, commencing with the end of the third Fiscal Quarter of the Fiscal Year ending 2004; provided, however, if Availability on any day during a month shall be less than $3,000,000, then, commencing with the end of such month, the Consolidated Fixed Charge Coverage Ratio/Covenant Testing Period shall be the month then ending and each month thereafter (in each case for that portion of the elapsed portion of the period then ending).

            (b) Borrower and its Subsidiaries shall maintain a Consolidated Fixed Charge Coverage Ratio for the Fiscal Year ending 2005 and each Fiscal Year thereafter of not less than 1.25 to 1.00.

            9.3.3 Capital Expenditures. Parent, Borrower and their respective Subsidiaries shall not make Capital Expenditures (including, without limitation, by way of capitalized leases) during any period which, in the aggregate, exceed the amount shown below corresponding to such period:

]

PERIOD                                                                   MAXIMUM CAPITAL EXPENDITURES
------                                                                   -----------------------------
3rd Fiscal Quarter of Fiscal Year
Ending 2004                                                                      $2,000,000

3rd and 4th Fiscal Quarters of Fiscal Year
Ending 2004                                                                      $3,000,000

3rd and 4th Fiscal Quarters of Fiscal Year
Ending 2004 and 1st Fiscal Quarter of Fiscal Year
Ending 2005                                                                      $4,500,000

3rd and 4th Fiscal Quarters of Fiscal Year
Ending 2004 and 1st and 2nd Fiscal Quarters of Fiscal
Year Ending 2005                                                                 $6,000,000

Period of four (4) consecutive periods ending with the 3rd Fiscal
Quarter Ending 2005 and each period of four (4)
consecutive Fiscal Quarters thereafter                                           $6,000,000

            9.3.4 Executive Compensation Limits. Parent, Borrower and each of its respective Subsidiaries shall not permit the aggregate amount of compensation in any form payable directly or indirectly to the Executives in any Fiscal Year to be more than $2,200,000 in salary and $500,000 in benefits and other perquisites, and, in the case of benefits and other perquisites, those must be similar in type to the benefits and perquisites set forth on SCHEDULE
9.3.4 attached hereto. In addition, if Consolidated EBITDA of Borrower and its Subsidiaries is equal to or greater than $35,000,000 in any of the Fiscal Years ending 2004, 2005 or 2006, then the Executives shall be entitled to receive for such Fiscal Year bonus amounts which may be awarded by the Board of Directors in its sole discretion but which shall be limited as follows: (i) the annual bonus shall not exceed the sum of $1,200,000 to be allocated by the Board of Directors among the Executives; plus (ii) after the Senior Notes Restructuring Closing Date (but not before), an additional annual bonus payable solely from any Executive Bonus Pool earned for such Fiscal Year.

            9.3.5 Consolidated EBITDA. Borrower and its Subsidiaries shall achieve Consolidated EBITDA for each period set forth below of not less than the amount corresponding thereto:

                 PERIOD                                       CONSOLIDATED EBITDA
---------------------------------------------                 -------------------
3rd Fiscal Quarter of Fiscal Year Ending 2004                    $ 2,000,000

Fiscal Year Ending 2004                                          $20,000,000

10.   CONDITIONS PRECEDENT

      10.1 Conditions Precedent to Term Loans and Initial Revolver Loan on Closing Date. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will have no obligation to make the Term Loans or the initial Revolver Loan under Section 1 of this Agreement on the Closing Date unless and until, in addition to each of the conditions set forth in Section 10.2 hereof, each of the following conditions has been satisfied:

            10.1.1 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

            (a) Certified copies of casualty insurance policies of Parent, Borrower and each of its respective Subsidiaries, together with loss payable endorsements on Lender's standard form of Loss Payee Endorsement naming Lender as loss payee as its interests may appear, and certified copies of the liability insurance policies of Parent, Borrower and their respective Subsidiaries, together with endorsements naming Lender as a coinsured;

            (b) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected first priority security interests and Liens, subject only to those Permitted Liens which are expressly stated to have priority over the Liens of Lender;

            (c) Copies of the articles of incorporation or organization of Parent, Borrower and each of its respective Subsidiaries, and all amendments thereto, certified by the Secretary of State or other appropriate official of its respective jurisdiction of incorporation or organization;

            (d) Good standing certificates for Parent, Borrower and each of its respective Subsidiaries issued by the Secretary of State or other appropriate official of its respective jurisdiction of incorporation or organization and each jurisdiction where the conduct of the business activities of Parent, Borrower or any of its respective Subsidiaries necessitates qualification and in which the failure of Parent, Borrower or any of its respective Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of Parent, Borrower, or any of its respective Subsidiaries;

            (e) A closing certificate signed by an authorized officer of Parent and Borrower, dated as of the Closing Date, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct in all material respects on and as of such date, (ii) Parent, Borrower and each of its respective Subsidiaries is on such date in compliance in all material respects with all the terms and provisions set forth in this

      Agreement and the other Loan Documents and (iii) on such date no Default or Event of Default exists;

            (f) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

            (g) The Other Agreements duly executed and delivered by Parent, Borrower and each of its Subsidiaries that are parties thereto;

            (h) The favorable, written opinion of counsel to Parent, Borrower and all Guarantors as to the transactions contemplated by this Agreement and the other Loan Documents;

            (i) Written instructions from Borrower directing the application of proceeds of the Term Loans and of the initial Revolver Loan made to Borrower pursuant to this Agreement on the Closing Date;

            (j) Certificates of the Secretary, Assistant Secretary or Manager of Parent, Borrower and each of its respective Subsidiaries certifying (i) that attached thereto is a true and complete copy of the Bylaws or Operating Agreement of Parent, Borrower or such Subsidiary, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors or Managers of Parent, Borrower or such Subsidiary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Parent, Borrower or such Subsidiary is a party and the consummation of the transactions contemplated hereby and thereby, and
      (iii) as to the incumbency and genuineness of the signature of each officer of Parent, Borrower or such Subsidiary executing this Agreement or any of the Loan Documents;

            (k) Duly executed agreement for the establishment of the Dominion Account;

            (l) Fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policy to be delivered after the Closing Date), in standard ALTA form (including a revolving credit endorsement, comprehensive endorsement, tie-in endorsement and such other endorsements as Lender may request), issued by a title insurance company satisfactory to Lender, in an aggregate amount as specified by Lender, insuring the Mortgages to create a valid Lien on the real Property encumbered thereby with no exceptions which Lender shall not have approved in writing and no general survey exceptions;

            (m) As-built surveys with respect to each tract of real Property encumbered by the Mortgages, which surveys shall indicate the following:
      (i) an accurate metes and bounds or lot, block and parcel description of such tract of real Property; (ii) the correct location of all buildings, structures and other improvements on such real Property, including, without limitation, all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such real Property, and the location of any set-back or other building lines affecting such real Property; and (iv) a certificate by a registered land surveyor in form and substance acceptable to Lender, certifying to Lender the accuracy and completeness of such survey and to such other matters relating to such real Property and surveys as Lender shall require;

            (n) Copies of Phase I assessments and other environmental reports with respect to each tract of the real Property encumbered by the Mortgages conducted at the expense of Borrower by an environmental engineer selected by Borrower and reasonably acceptable to Lender each in form and substance satisfactory to Lender, together with a letter from such environmental engineer addressed to Lender advising Lender that it is entitled to rely on such environmental reports in extending the credit contemplated by this Agreement;

            (o) Zoning letters for each parcel of the real Property encumbered by the Mortgages, issued by the appropriate authority in form and substance satisfactory to Lender, certifying as to the zoning of each parcel of such Property and the permitted uses under such zoning classification and that such real Property is not being operated in violation of any such zoning ordinances;

            (p) Landlord or warehouseman agreements with respect to all premises leased by Parent, Borrower or any of its respective Subsidiaries and which are disclosed on SCHEDULE 7.1.1 hereto;

            (q) Written confirmations from all Persons which have been granted Liens (other than Permitted Liens) in any Collateral of the balance due on the Indebtedness owed to them as of the Closing Date and that simultaneously with the receipt thereof such Persons will execute and deliver to Lender such releases and terminations as may be necessary to release and cancel of record their Liens in any Collateral;

            (r) Subordination Agreements duly executed by Clark and Richardson subordinating the payment of the Subordinated Debt owing to Clark and Richardson to the prior payment in full of the Obligations; and

            (s) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

            10.1.2 No Injunction, etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or which, in Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

            10.1.3 Consents. All approvals, licenses, consents and filings necessary to permit the transactions contemplated by this Agreement shall have been obtained and made.

            10.1.4 Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations or business of Parent, Borrower or any of its respective Subsidiaries or the value of the Collateral from June 30, 2003 to the Closing Date, or any event, condition or state of facts which would reasonably be expected to have a material adverse effect on the financial condition, business or Properties of Parent, Borrower or any of its respective Subsidiaries, as reasonably determined by Lender.

            10.1.5 Availability. Lender shall have determined that immediately after the closing of the transactions contemplated by this Agreement and Lender's making of the initial Loans and issuance of the initial Letters of Credit and LC Guaranties contemplated hereby, and all closing and other transaction costs incurred in connection with the transactions contemplated hereby have been paid, and after giving pro forma effect to the payment of all fees expected to be paid in connection with the closing of the Senior Notes Restructuring, Availability shall not be less than $5,000,000.

            10.1.6 Liens. Lender shall be satisfied that this Agreement and the other Loan Documents create or will create, as security for the Obligations, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral in favor of Lender, subject to no other Liens other than Permitted Liens which are expressly stated to have priority over the Liens of Lender.

            10.1.7 Financial Statements. Lender shall have received (i) balance sheets of Parent, PF Distribution and PF Purchasing as of May 30, 2003 and June 30, 2003, and Consolidated and consolidating balance sheets of Borrower and its Subsidiaries (including Columbia Hill Aviation as a special purpose entity) as of May 30, 2003 and June 30, 2003, and the related statements of income, changes in stockholder's equity, cash flows, and changes in financial position for the periods ended on such dates, each prepared in accordance with GAAP, and (ii) pro-forma Consolidated and consolidating balance sheets of Parent and its Subsidiaries as of May 30, 2003 and June 30, 2003, and the related statements of income, changes in stockholder's equity, cash flows, and changes in financial position for the periods ended on such dates, as if PF Distribution, PF Purchasing and Columbia Hill Aviation had been Subsidiaries of Parent during the entire period covered by such financial statements.

      10.2 Conditions Precedent to All Loans and Letters of Credit and Letter of Credit Guaranties. Notwithstanding any of the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will have no obligation to make any Loan (including the initial Revolver Loan) or issue any Letter of Credit or Letter of Credit Guaranty unless and until, in addition to the conditions set forth in Section 10.1, each of the following conditions has been and continues to be satisfied:

            10.2.1 Events of Default. No Default, Event of Default or Overadvance Condition shall exist.

            10.2.2 Delivery of Documents. Lender shall have received copies of all documents, reports and information required to be delivered to Lender hereunder.

            10.2.3 Representations and Warranties. The representations and warranties contained in Section 8 of this Agreement and in the Loan Documents shall be true and correct in all material respects except for changes in the nature of Parent's or any of its Subsidiary's business or operations after the date of this Agreement, so long as Lender has consented to such changes or such changes are not prohibited by this Agreement.

            10.2.4 Performance of Agreement. All covenants and agreements on the part of Parent and its Subsidiaries to be performed under this Agreement and the other Loan Documents shall have been performed and, unless otherwise expressly agreed, any conditions precedent set forth in Section 10.1 hereof shall have been fulfilled.

            10.2.5 Subordinated Debt. The Loan, if made, would enjoy the benefits and privileges of being senior in right of payment to all Subordinated Debt then outstanding.

      10.3 Waiver of Conditions Precedent. If Lender makes any Loan or issues any Letter of Credit or Letter of Credit Guaranty prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and 10.2 hereof, the making of such Loan or the issuance of such Letter of Credit or Letter of Credit Guaranty shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and Borrower shall thereafter use their best efforts to fulfill such condition promptly.

11.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      11.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

            11.1.1 Payment of Loans. Borrower shall fail to make any payment of principal, interest or premium, if any, owing on the Loans on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            11.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the other Obligations (other than those dealt with specifically in Section
11.1.1 hereof) on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for a period of five (5) Business Days after Lender's giving Borrower written notice thereof.

            11.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Parent, Borrower or any of its respective Subsidiaries in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to
Section 8.2 hereof.

            11.1.4 Breach of Specific Covenants. Parent, Borrower or any of its respective Subsidiaries shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.3, 7.1.1, 7.2.5, 9.1.1, 9.1.3, 9.2 or 9.3
hereof on the date that Parent, Borrower or any of its Subsidiaries is required to perform, keep or observe such covenant.

            11.1.5 Breach of Other Covenants/Other Agreements. Parent, Borrower or any of its respective Subsidiaries shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) or the Other Agreements and the breach of such other covenant or the Other Agreements is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Parent's or Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Parent or Borrower.

            11.1.6 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Parent, Borrower or any of its respective Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or Other Agreements and such default shall continue uncured beyond any applicable grace period.

            11.1.7 Other Defaults. There shall occur any default or event of default on the part of Parent, Borrower or any of its respective Subsidiaries under any agreement, document or instrument to which Parent, Borrower or any of its respective Subsidiaries is a party or by which Parent, Borrower or any of its respective Subsidiaries or any of its respective Property is bound, creating or relating to any Indebtedness (other than the Obligations) and such default or event of default shall continue uncured beyond any grace period applicable thereto.

            11.1.8 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

            11.1.9 Insolvency and Related Proceedings. Parent, Borrower or any of its respective Subsidiaries shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Parent, Borrower or any of its respective Subsidiaries under the Federal Bankruptcy Code (if against Parent, Borrower or any of its respective Subsidiaries, the continuation of such proceeding for more than sixty (60) days), or Parent, Borrower or any of its respective Subsidiaries shall make any offer of settlement, extension or composition to its unsecured creditors generally.

            11.1.10 Business Disruption; Condemnation. Parent, Borrower or any of its respective Subsidiaries shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Parent, Borrower or any of its respective Subsidiaries which is necessary to the continued or lawful operation of its business; or Parent, Borrower or any of its respective Subsidiaries shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Parent, Borrower or any of its respective

Subsidiaries leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

            11.1.11 Change of Control. A Change of Control shall occur.

            11.1.12 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Parent, Borrower or any of its respective Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Parent, Borrower or any of its respective Subsidiary's complete or partial withdrawal from such Plan.

            11.1.13 Challenge to Agreement. Parent, Borrower or any of its respective Subsidiaries, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

            11.1.14 Criminal Forfeiture. Parent, Borrower or any of its respective Subsidiaries shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Parent, Borrower or any of its respective Subsidiaries.

            11.1.15 Judgments. One or more money judgments, writs of attachment or similar process is filed against Parent, Borrower or any of its respective Subsidiaries or any of their respective Property which require the payment of money in excess of $50,000 in the aggregate, and the same is not released, discharged or bonded within thirty (30) days after the same becomes a Lien.

            11.1.16 Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

      11.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with the provisions of this Agreement, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in Section 11.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

      11.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

            11.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            11.3.2 The right to terminate this Agreement as provided in Section
5.2.1 hereof.

            11.3.3 The right to notify Account Debtors to make remittance to Lender of all sums due on Accounts of Borrower, collect such Accounts directly from the Account Debtors, and take such other and further action with respect thereto as set forth in Section 12.1.2 hereof.

            11.3.4 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

            11.3.5 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first, to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, enforcing the rights of Lender under the Loan Documents and collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor of the Obligations shall remain jointly and severally liable to Lender therefor.

            11.3.6 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights, subject to the rights of the licensor or franchisor, under all licenses and all franchise agreements shall inure to Lender's benefit.

            11.3.7 With respect to the face amount of all Letters of Credit and Letter of Credit Guaranties then outstanding, Lender may, at its option, require Borrower to deposit with Lender funds equal to one hundred five percent (105%) of such undrawn face amount, and if Borrower fails promptly to make such deposit, Lender may advance such amount as a Revolver Loan. Any such deposit or advance shall be held by Lender in the Cash Collateral Account as a reserve to fund future payments on such Letters of Credit or Letter of Credit Guaranties. At such time as all Letters of Credit and Letter of Credit Guaranties have expired or have been canceled or terminated and Lender and its Affiliates released from all liability thereunder, any amounts remaining in such reserves shall be applied against any outstanding Obligations, or, to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

      11.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Parent, Borrower and each of its respective Subsidiaries contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement between Lender and Parent, Borrower and each of its respective Subsidiaries, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Parent, Borrower and each of its respective Subsidiaries herein contained. The failure or delay of Lender to require strict performance by Parent, Borrower and each of its respective Subsidiaries of any provision of this Agreement or the other Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Parent, Borrower and each of its respective Subsidiaries contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

12.   MISCELLANEOUS

      12.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

            12.1.1 At such time or times as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

            12.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

      12.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of the failure of Parent, Borrower or any of its respective Subsidiaries to observe, perform or discharge its duties hereunder or under any of the Loan Documents. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of the failure of Parent Borrower or any of its respective Subsidiaries or any other Person to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured by the net income of Lender, but including, without limitation, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or by Parent, Borrower or any of its respective Subsidiaries on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including, without limitation, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against all liability in connection therewith.

      12.3 Survival of Indemnities. Notwithstanding any contrary provision in this Agreement, the obligation of Parent, Borrower and each of its respective Subsidiaries with respect to each indemnity given by it in this Agreement or any of the other Loan Documents shall survive the payment in full of the Obligations and the termination of this Agreement.

      12.4 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Parent, Borrower and Lender. Neither Parent nor Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, its rights, title, interests, remedies, powers, and duties hereunder or thereunder. Parent and Borrower each hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at Lender's sole cost and expense, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Parent and Borrower each agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Parent and Borrower each further agrees that Lender may disclose credit information regarding Parent, Borrower and each of its respective Subsidiaries to any potential participant or assignee.

      12.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.6 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Parent, Borrower and Lender.

      12.7 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

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

      12.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      12.9 Notice. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt), addressed as follows:

      If to Lender:             Fleet Capital Corporation
                                6100 Fairview Road, Suite 200
                                Charlotte, North Carolina 28210
                                Attention: Southeast Loan Administration
                                Facsimile No. 704-553-6738

      With a copy to:           Carruthers & Roth, P.A.
                                235 North Edgeworth Street
                                Greensboro, North Carolina 27401
                                Attention:  Kenneth M. Greene, Esq.
                                Facsimile No. 336-273-7885

      If to Borrower:           Pierre Foods, Inc.
                                9990 Princeton Road
                                Cincinnati, Ohio  45246
                                Attention: Chief Financial Officer
                                Facsimile No. 513-682-7158

      If to Parent:             PF Management, Inc.
                                361 Second Street, N.W.
                                Hickory, North Carolina 28603
                                Attention:  Chief Financial Officer
                                Facsimile No. 828-304-2301

      In each case, with
      a copy to:                T. Stewart Gibson, PLLC
                                The Power Plant, Suite 302-B
                                1701 Sunset Avenue
                                Rocky Mount, North Carolina  27804
                                Attention: T. Stewart Gibson, Esq.
                                Facsimile No. 252-977-0600
or to such other address as each party may designate for itself by notice given in accordance with this Section 12.9; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.1.1 or 5.2.2 hereof shall not be effective until received by Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

      12.10 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      12.11 Credit Inquiries. Parent and Borrower each hereby authorizes and permits Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning Parent, Borrower or any of its respective Subsidiaries.

      12.12 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      12.13 Entire Agreement; Appendix A and Exhibits. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the exhibits attached hereto are incorporated into this Agreement and by this reference made a part hereof.

      12.14 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      12.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHARLOTTE, NORTH CAROLINA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NORTH CAROLINA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE

DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF PARENT OR BORROWER, PARENT AND BORROWER EACH HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF MECKLENBURG COUNTY, NORTH CAROLINA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA, CHARLOTTE DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PARENT OR BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. PARENT AND BORROWER EACH EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND PARENT AND BORROWER EACH HEREBY WAIVES ANY OBJECTION WHICH PARENT OR BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. PARENT AND BORROWER EACH HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PARENT AND BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PARENT'S OR BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      12.16 WAIVERS BY PARENT AND BORROWER. PARENT AND BORROWER EACH WAIVES (i) TO THE FULLEST EXTENT PROVIDED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS

REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. PARENT AND BORROWER EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. PARENT AND BORROWER EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                       [Signatures Begin on the Next Page]

IN WITNESS WHEREOF, this Agreement has been duly executed under seal on the day and year specified at the beginning of this Agreement.

                                     PIERRE FOODS, INC.
                                     ("BORROWER")

                                     By: /s/ David R. Clark
                                         ---------------------------------------
                                         Title: Vice Chairman

                                     PF MANAGEMENT, INC.
                                     ("PARENT")

                                     By: /s/ David R. Clark
                                         ---------------------------------------
                                         Title: President

                                     FLEET CAPITAL CORPORATION
                                     ("LENDER")

                                     By: /s/ Rodney J. McSwain
                                         ---------------------------------------
                                         Title: Senior Vice President

                                     LIBOR LENDING OFFICE:

                                     6100 Fairview Road, Suite 200
                                     Charlotte, North Carolina 28210

                                   APPENDIX A

                               GENERAL DEFINITIONS

            When used in the Loan and Security Agreement, dated of even date herewith, by and between FLEET CAPITAL CORPORATION, PF MANAGEMENT, INC. and PIERRE FOODS, INC., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            Account - shall have the meaning ascribed to the term "account" under the Code.

            Account Debtor - any Person who is or may become obligated under or on account of an Account, Contract Right, Chattel Paper or General Intangible.

            Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Rate Loan, an interest rate per annum (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) equal to the quotient of (i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

            Affiliate - as to any Person, any other Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of such Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such Person.

            Affiliate Agreements - the PF Purchasing Agreement, the PF Distribution Agreement, the Columbia Hill Aviation Agreement and the Marsh Lake Lease. The Affiliate Agreements shall not include the Office Lease.

            Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, as the same may hereafter be amended, modified, supplemented or restated from time to time, all exhibits hereto and this Appendix A.

            Alternate Base Rate - on any date, the higher of (i) the Base Rate or (ii) the sum of the Federal Funds Effective Rate plus one-half of one percent (0.5%) per annum.

            Alternate Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Alternate Base Rate.

            Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; orders, judgments and decrees of all courts and arbitrators.

            Applicable Margin - for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Margin for (i) the Revolver Loans that are LIBOR Rate Loans shall be the percentage set forth in Table I under the column Applicable Margin for LIBOR Rate Loans, (ii) the Revolver Loans that are Alternate Base Rate Loans shall be the percentage set forth in Table I under the column Applicable Margin for Alternate Base Rate Loans, (iii) the Term Loans that are LIBOR Rate Loans shall be the percentage set forth in Table II under the column Applicable Margin for LIBOR Rate Loans, (iv) the Term Loans that are Alternate Base Rate Loans shall be the percentage set forth in Table II under the column Applicable Margin for Alternate Base Rate Loans, and (v) the unused line fee shall be the percentage set forth in Table III under the column Applicable Margin for Unused Line Fee:

                                     TABLE I
                                 REVOLVER LOANS

                         Applicable Margin for         Applicable Margin for
Level                     LIBOR Rate Loans           Alternate Base Rate Loans
-----                    ---------------------       --------------------------
Level I                         2.75%                             1.00%
Level II                        2.50%                             0.75%
Level III                       2.25%                             0.50%
Level IV                        2.00%                             0.25%

                                    TABLE II
                                   TERM LOANS

                         Applicable Margin for           Applicable Margin for
Level                     LIBOR Rate Loans             Alternate Base Rate Loans
-----                    ---------------------         -------------------------
Level I                          3.25%                             1.25%
Level II                         3.00%                             1.00%
Level III                        2.75%                             0.75%
Level IV                         2.50%                             0.50%

                                    TABLE III
                                 UNUSED LINE FEE

Level                Applicable Margin for Unused Line Fee
-----                -------------------------------------
Level I                             0.375%
Level II                            0.375%
Level III                           0.375%
Level IV                            0.250%

      The Applicable Margin shall, in each case, be determined after receipt by Lender of the financial statements which are required to be delivered to Lender in accordance with the provisions of Section 9.1.3 of the Agreement, commencing with the 4th Fiscal Quarter of the Fiscal Year ending 2004, and shall be adjusted effective on the fifth (5th) Business Day following the receipt by Lender of such financial statements and the Compliance Certificate in the form of EXHIBIT O to the Agreement executed by the Chief Financial Officer of Parent and Borrower (each, an "Adjustment Date"). Such Applicable Margin shall be effective from such Adjustment Date until the next such Adjustment Date. The initial Applicable Margins shall be based on Level I until receipt of the financial statements and Compliance Certificates referred to above. If the financial statements and the Compliance Certificate are not received by the date required by Section 8.1.3 of the Agreement, the Applicable Margin shall be based on Level 1 until such time as the financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Lender; provided, however, Lender shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by Section 2.1.6 of the Agreement and, on each date that the Default Rate accrues on any Loan, the Applicable Margin on such date shall be based on Level 1 (without regard to the actual Applicable Margin). The Applicable Margin shall be determined, for the 4th Fiscal Quarter in the Fiscal Year 2004, based upon the audited financial statements of Borrower and its Subsidiaries for the Fiscal Year then ended delivered pursuant to Section 9.1.3(i) of the Agreement, and, for each Fiscal Quarter thereafter, based upon the unaudited financial statements of Borrower and its Subsidiaries for the period then ended delivered pursuant to Section 9.1.3(ii) of the Agreement; provided, however, in the case of the last Fiscal Quarter of the Fiscal Year ending 2005 and each Fiscal Year thereafter, if upon delivery of the audited financial statements required to be submitted to Lender for such Fiscal Year, Borrower has not met the criteria for reduction of the Applicable Margin pursuant to the terms set forth herein for the final Fiscal Quarter of such Fiscal Year then ended, (i) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following the receipt by Lender of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrower for the final Fiscal Quarter of the Fiscal Year then ended, and (ii) Borrower shall pay to Lender, on the first day of the month following receipt by Lender of such audited financial statements, an amount equal to the difference between the amount of interest and fees that would have been paid using the Applicable Margin determined based upon such audited financial statements and the amount of interest and fees actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year then ended.

            Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the lesser of the Revolver Facility Amount or the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

            Availability Reserve - on any date of determination thereof, an amount equal to the sum of (i) all amounts of past due rent or other charges owing at such time by Borrower to any landlord of any premises where any of the Collateral is located; (ii) any amounts which Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrower; (iii) an amount equal to the Letter of Credit Obligations outstanding on such date; (iv) the Rent Reserve; and (v) such additional reserves established by Lender in such amounts, and with respect to such matters, events, conditions or contingencies as to which Lender, in its credit judgment based upon its usual and customary credit and collateral considerations, determines reserves should be established from time to time, including, without limitation, with respect to (1) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business, (2) shrinkage, spoilage and obsolescence of Inventory, (3) slow moving Inventory, (4) any diminution in the quantity, quality or value of any of the Collateral, and
      (5) other sums chargeable against Borrower's Loan Account as Revolver Loans under any Section of the Agreement.

            Average Monthly Revolver Loan Balance - the amount obtained by adding the aggregate unpaid balance of all Revolver Loans and Letter of Credit Obligations owing by Borrower to Lender at the end of each day during the month in question and by dividing that sum by the number of days in such month.

            Bank - Fleet National Bank, a national banking association, and its successors and assigns.

            Base Rate - the rate of interest generally announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

            Board of Governors - the Board of Governors of the Federal Reserve System of the United States.

            Borrower Subordinated Debt - the two promissory notes, each dated February 21, 2003, owing by Borrower to Clark and Richardson which, in the case of the promissory note owing to Clark, is in the original principal amount of $135,491.46, and, in the case of the promissory note owing to Richardson, is in the original principal amount of $135,491.45.

            Borrowing - a borrowing of one or more Loans made on the same day by Lender.

            Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

            (i)   the Revolver Facility Amount; or

            (ii)  an amount equal to:

                  (a) eighty-five percent (85%) (or such lesser percentage as
            Lender, in its sole credit judgment, determines from time to time) of the net amount of Eligible Accounts outstanding at such date; provided, however, that if dilution of Borrower's Accounts for any month exceeds five percent (5%), then Lender may, in its sole and unfettered discretion, reduce the foregoing percentage;

                                      PLUS

                  (b) The lesser of (1) $20,000,000 or (2) sixty percent (60%)
            (or such lesser percentage as Lender, in its sole credit judgment, determine from time to time) of the value of Borrower's Eligible Inventory at such date, calculated on the basis of lower of cost or market with cost (which shall exclude any capitalized favorable variances or capitalized costs associated with the processing of donated meat) calculated on a first-in, first-out basis;

                                      MINUS

            (iii) the Availability Reserve.

      For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), sales taxes, credits, marketing promotion or other allowances of any nature, bid pricing deductions, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

            Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina or is a day on which banking institutions located in such states are closed, provided, however, that when used with reference to a LIBOR Rate Loan (including the making, continuing, prepaying or repaying of any LIBOR Rate Loan for an Interest Period), the term "Business Day" shall also exclude any day on which banks are not opened for dealings in dollar deposits on the London interbank market.

            Business Interruption Insurance Policy Assignment - the Collateral Assignment of Insurance Proceeds to be executed by Borrower on or about the Closing Date by which Borrower shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations, all of Borrower's right, title and interest in its policy of business interruption insurance and all proceeds payable thereunder.

            Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

            Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            Cash Collateral - cash or Cash Equivalents, and interest earned thereon, deposited with Lender in accordance with the Agreement as security for the Obligations to the extent provided in the Agreement.

            Cash Collateral Account - an account established by Lender on its books and to which Lender shall credit all Cash Collateral deposited with Lender in accordance with the Agreement.

            Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government and backed by the full faith and credit of the United States Government having maturities of not more than twelve (12) months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than twelve (12) months from the date of acquisition, banker's acceptances having maturities of not more than twelve (12) months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Services, Inc., and (unless issued by Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii); and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Services, Inc., and having a maturity within nine (9) months after the date of acquisition thereof.

            Certificated Security - shall have the meaning ascribed to the term "certificated security" under the Code.

            Change of Control - the failure of (i) Richardson and Clark, or members of their immediate families or trusts established for their benefit, to own and control, directly or indirectly, beneficially and of record, at least eighty-five percent (85%) of the issued and outstanding capital stock of Parent; or (ii) Parent to own and control, directly or indirectly, beneficially and of record, no less than one hundred percent (100%) of the issued and outstanding capital stock of Borrower.

            Chattel Paper - shall have the meaning ascribed to "chattel paper" under the Code.

            Clark - David R. Clark, a resident of the State of North Carolina.

            Closing Date - the date on which all of the conditions precedent in
      Section 10 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or Letter of Credit Guaranty is issued under the Agreement.

            Code - the Uniform Commercial Code as adopted and in force in the State of North Carolina, as from time to time in effect.

            Collateral - all of the Property and interests in Property described in Section 6 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

            Columbia Hill Aviation - Columbia Hill Aviation, LLC, a North Carolina limited liability company, and wholly owned Subsidiary of Parent.

            Columbia Hill Aviation Lease - the Aircraft Dry Lease, dated March 1, 2002, between Columbia Hill Aviation and Borrower, pursuant to which Columbia Hill Aviation has agreed to lease an aircraft to Borrower, as in effect on the Closing Date.

            Columbia Hill Aviation Purchase Money Indebtedness - the Purchase Money Indebtedness owing by Columbia Hill Aviation to Bombardier Capital, Inc. under a Term Loan Agreement, dated December 11, 2001 as amended March 1, 2002, to finance the purchase by Columbia Hill Aviation of a British Aerospace BAe 125 Series 800A aircraft, serial number 258049, FAA Registration No. N796CH, and two Garrett TFE 731-5R-1H jet engines, manufacturer's serial numbers P-91201 and P-91202.

            Columbia Hill Land - Columbia Hill Land Company, LLC, a North Carolina limited liability company.

            Commercial Tort Claim - shall have the meaning assigned to "commercial tort claim" under the Code.

            Compass - Compass Outfitters, LLC, a North Carolina limited liability company, and a wholly owned Subsidiary of Borrower.

            Computer Hardware and Software - with respect to any Person, all of such Person's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and
      (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

            Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            Consolidated Adjusted Net Earnings From Operations - with respect to any fiscal period for any Person, the net earnings (or loss) after provision for income taxes for such fiscal period of such Person, as reflected on the financial statement of such Person supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

            (i) any gain or loss arising from the sale of capital assets;

            (ii)any gain arising from any write-up of assets;

            (iii) earnings of any Subsidiary of such Person accrued prior to the date it became a Subsidiary;

            (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by such Person, realized by such corporation prior to the date of such acquisition;

            (v) net earnings of any business entity (other than a Subsidiary of such Person) in which such Person has an ownership interest unless such net earnings shall have actually been received by such Person in the form of cash distributions;

            (vi) any portion of the net earnings of any Subsidiary of such Person which for any reason is unavailable for payment of dividends to such Person;

            (vii) the earnings of any other Person to which any assets of such Person shall have been sold, transferred of disposed of, or into which such Person shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

            (viii) any gain arising from the acquisition of any Securities of such Person;

            (ix) any gain arising from extraordinary or non-recurring items which amount has been agreed to by Lender.

            Consolidated EBITDA - with respect to any fiscal period for any Person, the sum of (i) Consolidated Adjusted Net Earnings From Operations of such Person for such fiscal period, plus (ii) interest, taxes, depreciation and amortization expenses of such Person for such fiscal period which were subtracted from earnings in calculating the Consolidated Adjusted Net Earnings From Operations of such Person for such fiscal period.

            Consolidated Excess Cash - for any Fiscal Year of Borrower ending after the Senior Notes Restructuring Closing, the amount by which the sum of (i) Consolidated EBITDA of Borrower and its Subsidiaries for such Fiscal Year, less (ii) Capital Expenditures made during such Fiscal Year by Borrower and its Subsidiaries which are permitted by the Agreement, and
      (iii) cash payments made during such Fiscal Year by Borrower and its Subsidiaries for taxes, assessments and governmental charges levied or imposed upon Borrower or any of its Subsidiaries by reason of the income, profits or Property of Borrower or any of its Subsidiaries, is greater than one hundred ten percent (110%) of the sum of (a) the Consolidated Interest Expense of Borrower and its Subsidiaries for such Fiscal Year, plus (b) principal payments required to be made during the following Fiscal Year by Borrower and its Subsidiaries on Indebtedness for Money Borrowed, including, without limitation, the Parent Indebtedness for Money Borrowed and the Columbia Hill Aviation Purchase Money Indebtedness assumed by Borrower as part of the Senior Notes Restructuring.

            Consolidated Fixed Charge Coverage Ratio/Covenant - with respect to any period of determination for any Person, the ratio of (i) the sum of
      (a) Consolidated EBITDA of such Person for such period minus (b) Capital Expenditures not financed by Permitted Purchase Money Indebtedness which are incurred by such Person during such fiscal period minus (c) federal and state income taxes actually paid by such Person during such period to
      (ii) the sum of (a) payments on Indebtedness for Money Borrowed of such Person scheduled to be made during such period (specifically excluding any Senior Notes Cash Sweep Prepayment made during such period) plus (b) Consolidated Interest Expense of such Person for such period.

            Consolidated Fixed Charge Coverage Ratio/Pricing - with respect to any period of four (4) consecutive Fiscal Quarters for any Person, the ratio of (i) the sum of (a) Consolidated EBITDA of such Person for such period minus (b) Capital Expenditures not financed by Permitted Purchase Money Indebtedness which are incurred by such Person during such fiscal period minus (c) federal and state income taxes actually paid by such Person during such period to (ii) the sum of (a) payments on Indebtedness for Money Borrowed of such Person scheduled to be made during the following period of four (4) consecutive Fiscal Quarters (specifically excluding any Senior Notes Cash Sweep Prepayment scheduled to be made in such following period), plus (b) Consolidated Interest Expense of such Person for such period.

            Consolidated Fixed Charge Coverage Ratio/Covenant Testing Period - as defined in Section 9.3.2 of the Agreement.

            Consolidated Interest Expense - for any fiscal period for any Person, the total interest expense of such Person, as determined in accordance with GAAP.

            Consolidated Net Income - with respect to any fiscal period for any Person, the Consolidated net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

            Consolidated Net Worth - at any date of determination thereof for any Person, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) appearing on a balance sheet of such Person prepared as of such date in accordance with GAAP; provided that, in the calculation of the Consolidated Net Worth of Parent and its Subsidiaries or of Borrower and its Subsidiaries, the amount outstanding under the Richardson Note shall not be included in the calculation of Consolidated Net Worth.

            Contract Right - with respect to any Person, any right of such Person to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

            Control Agreement - with respect to any Deposit Account, a control agreement, in form and substance satisfactory to Lender, executed and delivered by the owner of such Deposit Account, Lender, and a bank with respect to such Deposit Account, which shall perfect the Lien of Lender in such Deposit Account and all funds on deposit therein from time to time.

            Credit Facility Termination Date - the earliest to occur of any of the following: (i) August 13, 2006, (ii) ninety (90) days before the date on which the Senior Noteholders, or the Indenture Trustee on behalf of the Senior Noteholders, may have the right and option to require Borrower to redeem or repurchase all or any part of the Senior Notes, or (iii) ninety
      (90) days before the Senior Notes Stated Maturity Date.

            Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            Default Rate - as defined in Section 2.1.6 of the Agreement.

            Deposit Account - shall have the meaning ascribed to "deposit account" under the Code.

            Distribution - in respect of any corporation or limited liability company means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation or membership interests of the limited liability company (except distributions in such stock or membership interests) and (ii) the redemption or acquisition of Securities (or any warrant or option for the purchase of any such Securities) unless made contemporaneously from the net proceeds of the sale of Securities.

            Document shall have the meaning ascribed to the term "document" under the Code.

            Dollars - and the sign "$" shall refer to currency of the United States of America.

            Dominion Account - a special account of Lender established by Borrower at Bank, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

            Electronic Chattel Paper - shall have the meaning ascribed to the term "electronic chattel paper" under the Code.

            Eligible Account - an Account of Borrower arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which is payable in Dollars and which Lender, in its sole credit judgment, based upon its usual and customary credit and collateral considerations, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made by Borrower to a Subsidiary, or an Affiliate of Borrower, or to a Person controlled by an Affiliate of Borrower; or

                  (ii) it is unpaid for more than sixty (60) days after the
            original due date shown on the invoice; or

                  (iii) it is due or unpaid more than ninety (90) days after the original invoice date; provided, however, Accounts in the aggregate amount of no more than $700,000 which satisfy all other eligibility criteria and which are unpaid more than sixty (60) days but less than ninety (90) days after the respective original invoice date shall be considered Eligible Accounts; or

                  (iv) twenty percent (20%) or more of the Accounts from the
            Account Debtor are not deemed Eligible Accounts hereunder; or

                  (v) the total unpaid Accounts of the Account Debtor exceed twenty percent (20%) of the net amount of all Eligible Accounts, to the extent of such excess; or

                  (vi) any covenant, representation or warranty contained in the
            Agreement with respect to such Account has been breached; or

                  (vii) the Account Debtor is also Borrower's creditor or
            supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                  (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) it arises from a sale to an Account Debtor outside the
            United States or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion and the proceeds thereof are assigned to Lender; or

                  (x) it arises from a sale to the Account Debtor on a
            bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                  (xi) the Account Debtor is the United States of America or any
            department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended); or

                  (xii) the Account is subject to a Lien other than a Permitted
            Lien; or

                  (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) the Account is evidenced by Chattel Paper or an
            Instrument of any kind, or has been reduced to judgment; or

                  (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                  (xvii) Borrower has failed to comply with the provisions of
            Section 7.2.1 with respect to such Account and the Account Debtor obligated thereon; or

                  (xviii) the Account Debtor is located in a state in which
            Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports; or

                  (xix) the Account Debtor is located in any state imposing a prohibition on the right of a creditor to collect Accounts in such state, unless Borrower has either qualified to transact business in such state as a foreign corporation or has filed a Notice of Business Activities Report with the appropriate officials in such state for the then current year; or

                  (xx) the Accounts of the Account Debtor exceed a credit limit established by Lender, in its sole credit judgment, to the extent such Accounts exceed such limit.

            Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which Lender, in its sole credit judgment, based upon its usual and customary credit and collateral considerations, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless:

                  (i) it is, in Lender's opinion, readily marketable in its
            current form;

                  (ii) it is in good, new and saleable condition;

                  (iii) it is not slow-moving, obsolete or unmerchantable;

                  (iv) it meets all standards imposed by any governmental agency or authority;

                  (v) it conforms in all respects to the warranties and
            representations set forth in the Agreement;

                  (vi) it is at all times subject to Lender's duly perfected
            Lien and no other Lien except a Permitted Lien;

                  (vii) it is situated at a location in compliance with the
            Agreement or is in transit;

                  (viii) it is stored on premises owned by Borrower or stored with, or located on premises owned by, a landlord, warehouseman or other Person from whom Borrower has procured for Lender's benefit a written agreement of such

            Person, in form and substance acceptable to Lender, to afford Lender access to and the right to repossess or take possession of such Inventory at any time free of any Lien of such Person and to use any such premises for a reasonable period of time, without any obligation to such Person (other than regular rent or storage fees on a per diem basis, to store or dispose of such Inventory);

                  (ix) is not the subject of any Document that has not been
            assigned to, and in the possession of, Lender;

                  (x) it is owned outright by Borrower and not held by Borrower on consignment or other sale or return basis;

                  (xi) it is not subject to any license or other agreement that would condition or restrict Borrower's or Lender's right to sell or otherwise dispose of such Inventory;

                  (xii) it is not work-in-process Inventory; and

                  (xiii) the location at which such Eligible Inventory is
            located has at least $100,000 of Inventory deemed Eligible Inventory hereunder.

            Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

            Equipment - shall have the meaning ascribed to the term "equipment" under the Code.

            Equipment Term Loan - the Loan described in Section 1.2.2 of the Agreement.

            Equipment Term Note - the Equipment Term Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Equipment Term Loan, which shall be in the form of EXHIBIT E to the Agreement.

            ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

            Eurocurrency Liabilities - shall have the meaning ascribed thereto in Regulation D issued by the Board of Governors.

            Event of Default - as defined in Section 11.1 of the Agreement.

            Executives - Clark, Richardson and Templeton.

            Executive Bonus Pool - a bonus pool available for the payment of bonus compensation to the Executives for each Fiscal Year, the amount of which shall be calculated each Fiscal Year as follows: The Bonus Pool for each Fiscal Year shall be equal to a percentage of each $2,000,000 paid by Borrower in the Senior Notes Cash Sweep Prepayment for such Fiscal Year, with the percentage increasing in increments of 5% per $2,000,000 paid, as follows:
      (i) if the Senior Notes Cash Sweep Prepayment for the Fiscal Year is equal to or less than $2,000,000, 0% of this amount will be included in the Executive Bonus Pool for such Fiscal Year; (ii) if the Senior Notes Cash Sweep Prepayment for the Fiscal Year is between $2,000,001 and $4,000,000, 5% of this amount will be included in the Executive Bonus Pool for such Fiscal Year; (iii) if the Senior Notes Cash Sweep Prepayment for the year is between $4,000,001 and $6,000,000, 10% of this amount will be included in the Executive Bonus Pool for such Fiscal Year; (iv) if the Senior Notes Cash Sweep Prepayment for the Fiscal Year is between $6,000,001 and $8,000,000, 15% of this amount will be included in the Executive Bonus Pool for such Fiscal Year; (v) for each additional $2,000,000 per Fiscal Year paid in the Senior Notes Cash Sweep Prepayment, the percentage of such amount that will go into the Executive Bonus Pool will increase by 5%. The Executive Bonus Pool for a Fiscal Year shall be based only on the Senior Notes Cash Sweep Prepayment for such Fiscal Year; no other repayments of the Senior Notes will be included in the calculation of the Executive Bonus Pool and if the amount of the Senior Notes Cash Sweep Prepayment for any Fiscal Year is zero, then the Executive Bonus Pool shall likewise be zero.

            Federal Funds Effective Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Charlotte, North Carolina, by the Federal Reserve Bank of Charlotte, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three (3) federal funds brokers of recognized standing selected by Lender.

            Financial Asset - shall have the meaning ascribed to the term "financial asset" under the Code.

            Fiscal Quarter - each of the four (4) fiscal quarters in a Fiscal Year.

            Fiscal Year - the fiscal year of Parent, Borrower and each of its respective Subsidiaries which means twelve (12) periods consisting of four
      (4) or (5) weeks each determined based on a 52-53 week accounting period, the last week of which ends on the last day of February if it falls on a Saturday, and, if not, on the first Saturday in March of each year. When a year is used in connection with a year, such as Fiscal Year 2004, such reference shall mean the Fiscal Year ending on the day before the first Saturday of March of such year.

            Fixture - shall have the meaning ascribed to the term "fixture" under the Code.

            Fresh Foods Properties - Fresh Foods Properties, LLC, a North Carolina limited liability company.

            GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

            General Intangibles - shall have the meaning ascribed to the term "general intangibles" under the Code.

            Goods - shall have the meaning ascribed to the term "goods" under the Code.

            Guarantors - shall mean (i) Parent and all present and future Subsidiaries of Parent (other than Borrower), including, without limitation, PF Distribution, PF Purchasing, Fresh Foods Properties, Columbia Hill Aviation, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations, and
      (ii) the Validity Guarantors who shall guaranty the validity of the Collateral.

            Guaranty Agreements - in the case of Parent, the Guaranty Agreement, in the case of the Validity Guarantors, the Validity Guaranty Agreements, and, in the case of each of the other Guarantors, the Guaranty and Security Agreements, executed by each Guarantor in form and substance satisfactory to Lender.

            Indebtedness - as applied to a Person means, without duplication

            (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

            (ii) all obligations of other Persons which such Person has guaranteed,

            (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

            (iv) in the case of Borrower (without duplication), the Obligations.

            Indenture - the Indenture, dated as of June 9, 1998, among Borrower, each of several Subsidiaries of Borrower that is a party thereto, and the Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of September 5, 1998, among Borrower, the Indenture Trustee and Pierre Leasing, LLC, a North Carolina limited liability company, as further supplemented by the Second Supplemental Indenture, dated as of February 26, 1999, among Borrower, the Indenture Trustee and Fresh Foods Restaurant Group, LLC, a Delaware limited liability company, and as further supplemented by the Third Supplemental Indenture, dated as of October 8, 1999, between Borrower and the Indenture Trustee.

            Indenture Trustee - U.S. Bank, N.A., in its capacity as trustee under the Indenture.

            Instrument - shall have the meaning ascribed to the term "instrument" under the Code.

            Intellectual Property - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

            Intellectual Property Security Agreements - the Intellectual Property Security Agreement to be executed by Borrower and each Guarantor on or about the Closing Date by which Borrower and each Guarantor shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations, all of Borrower's and such Guarantor's right, title and interest in all Intellectual Property more particularly described on
      SCHEDULE 8.1.15 to this Agreement.

            Interest Period - as defined in Section 2.1.4 of the Agreement.

            Internal Revenue Code - the Internal Revenue Code of 1986, as amended from time to time.

            Inventory - shall have the meaning ascribed to the term "inventory" under the Code.

            Investment Property - shall have the meaning ascribed to the term "investment property" under the Code.

            Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

            Letter of Credit Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and Letter of Credit Guaranties then outstanding.

            Letter of Credit Guaranty - any guaranty issued by Lender pursuant to which Lender shall guarantee the payment or performance by Borrower of its reimbursement obligations under a Letter of Credit.

            Letter of Credit Obligations - that portion of the Obligations constituting Borrower's obligation to reimburse Lender for all amounts paid by Lender under or with respect to a Letter of Credit Guaranty.

            Letter-of-Credit Rights - shall have the meaning ascribed to the term "letter-of-credit rights" under the Code.

            Level - as at the determination thereof at the end of each Fiscal Quarter of Borrower and its Subsidiaries, the level set forth below corresponding to the Consolidated Fixed Charge Coverage Ratio/Pricing for the period of four (4) consecutive Fiscal Quarters then ending:

Level                      Ratio
-----                      -----
 Level I                   < or = 1.25
 Level II                  >1.25 but < or = 1.50
 Level III                 >1.50 but < or = 1.75
 Level IV                  >1.75

            LIBOR Lending Office - with respect to Lender, the office designated as the LIBOR Lending Office for Lender on the signature pages hereof and such other office of Lender or any of its Affiliates that is hereafter designated by notice to Borrower.

            LIBOR Rate - with respect to an Interest Period, the rate per annum determined by Lender at which deposits of Dollars of amounts equal to or comparable to the amount of the LIBOR Rate Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period. Each determination by Lender of any LIBOR Rate shall, in the absence of manifest error, be conclusive.

            LIBOR Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

            Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the

      Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            Loan - the Revolver Loans, the Term Loans and all other loans and advances of any kind made by Lender, and/or any affiliate of Lender, pursuant to the Agreement and the other Loan Documents.

            Loan Account - the loan account established on the books of Lender pursuant to Section 4.7 of the Agreement.

            Loan Documents - the Agreement, the Other Agreements and the Security Documents.

            Margin Stock - shall have the meaning ascribed to it in Regulation U and Regulation G of the Board of Governors.

            Marsh Lake Lease - the Lease Agreement, dated October 1, 2002, between Borrower, as lessee, and Columbia Hill Land, a North Carolina limited liability company, as lessor, of a beach house used for customer/employee entertainment located in Marsh Lake Villas, DeBordieu Colony, Georgetown County, South Carolina.

            Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has or may be reasonably expected to have a material adverse effect upon the business, operations, Property, condition (financial or otherwise) of Parent, Borrower or any of its respective Subsidiaries; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has or may be reasonably expected to have any material adverse effect upon the Collateral, the Liens of Lender with respect to the Collateral or the priority of such Liens; or (iv) materially impairs the ability of Parent, Borrower or any of its respective Subsidiaries to perform its obligations under the Agreement, any Guaranty Agreement or any of the other Loan Documents or of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

            Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Law that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Law now allows. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

            Money Borrowed - for any Person (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending by any other Person of money to such Person, (a) which is represented by notes payable or drafts accepted that evidence extensions of credit, (b) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (c) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

            Mortgages - the mortgages and deeds of trust to be executed by Borrower on or about the Closing Date in favor of Lender and by which Borrower shall grant and convey to Lender, as security for the Obligations, a Lien upon the real Property of Borrower located at 3437 East Main Street, Claremont, Hickory, North Carolina and 9990 Princeton Road, Cincinnati, Ohio.

            Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

            Net Proceeds - the gross proceeds (including cash receivable (when received) by way of deferred payment) received by Parent, Borrower or any of its respective Subsidiaries from (a) the sale, lease, transfer or other disposition of any Collateral, including, without limitation, insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Collateral, net of: (i) the reasonable costs of such sale, lease, transfer or other disposition;
      (ii) any tax liability arising from such transaction; and (iii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to Lender's Liens, and (b) the incurrence after the Closing Date with the consent of Lender of any Indebtedness for Money Borrowed, except for Indebtedness for Money Borrowed permitted to be incurred under the Agreement, net of (i) reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees incurred by Parent and its Subsidiaries in connection therewith.

            Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

            Notice of Conversion/Continuation - as defined in Section 2.1.3(ii) of the Agreement.

            Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Parent, Borrower or any of its respective Subsidiaries to Lender, or any Affiliate of Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the

      Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

            Office Lease - the lease dated September 1, 1998 between Columbia Hill Land, the lessor, and Borrower, as the lessee, for the headquarters and office building located in Hickory, North Carolina, as in effect on the Closing Date.

            Original Term - as defined in Section 5.1 of the Agreement.

            Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Parent, Borrower or any of its respective Subsidiaries or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

            Overadvance - a Revolver Loan made by Lender when an Overadvance Condition exists or would result from the making of such Revolver Loan.

            Overadvance Condition - at any date, a condition such that the principal amount of the Revolver Loans outstanding to Borrower on such date exceeds the Borrowing Base on such date.

            PF Distribution - PF Distribution, LLC, a North Carolina limited liability company, and wholly owned Subsidiary of Parent.

            PF Distribution Agreement - the Logistics Agreement, dated March 3, 2002, as amended March 2, 2003, between PF Distribution and Borrower, pursuant to which PF Distribution has agreed to render certain distribution and logistical services for Borrower, as in effect on the Closing Date.

            PF Purchasing - PF Purchasing, LLC, a North Carolina limited liability company, and wholly owned Subsidiary of Parent.

            PF Purchasing Agreement - the Purchasing Agency Agreement, dated September 3, 2001, between PF Purchasing and Borrower, pursuant to which PF Purchasing has agreed to render certain purchasing services for Borrower, as in effect on the Closing Date.

            Parent - PF Management, Inc., a North Carolina corporation.

            Parent Indebtedness for Money Borrowed - the Indebtedness for Money Borrowed owing by Parent which is described in SCHEDULE 9.2.5 attached hereto (which specifically does not include any Parent Subordinated Debt) and which, pursuant to the Senior Notes Restructuring, is to be assumed by Borrower.

            Parent Subordinated Debt - the two promissory notes, each dated July 26, 2002, owing by Parent to Clark and Richardson which, in the case of the promissory note owing to Clark, is in the original principal amount of $2,100,000, and, in the case of the promissory note owing to Richardson, is in the original principal amount of $2,300,000.

            Payment Account - an account maintained at Bank by Lender to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

            Payment Intangibles - shall have the meaning ascribed to the term "payment intangibles" under the Code.

            Payment Item - all checks, drafts or other items of payment payable to Borrower, including proceeds of any of the Collateral.

            Permitted Liens - any Lien of a kind specified in Section 9.2.4 of the Agreement.

            Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower and its Subsidiaries (which, for the purposes hereof, is specifically meant to exclude Parent and any of its Subsidiaries other than Borrower and any of Borrower's Subsidiaries) in existence on the Closing Date or thereafter incurred which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other Purchase Money Indebtedness and Capitalized Lease Obligations of Parent, Borrower and its respective Subsidiaries (including specifically the Columbia Hill Aviation Purchase Money Indebtedness), does not exceed $12,000,000 in the aggregate. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

            Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

            Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

            Proceeds - shall have the meaning ascribed to the term "proceeds" under the Code.

            Projections - Parent's and Borrower's forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with Parent's and Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            Properly Contested - in the case of any Indebtedness of Parent, Borrower or any of its respective Subsidiaries (including, but not limited to, any Taxes) that is not paid as and when due or payable by reason of Parent's, Borrower's or any of its Subsidiary's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) Parent, Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect; (iv) no Lien is imposed upon Parent's, Borrower's or any such Subsidiary's Property with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to Taxes that have priority as a matter of any state's Applicable
      Laws) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (iv) if the Indebtedness results in the entry, rendition or issuance against Parent, Borrower or any of its Subsidiaries or any of their respective assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (v) if such contest is abandoned, settled or determined adversely to Parent, Borrower or any of its respective Subsidiaries, Parent, Borrower or such Subsidiary forthwith pays such Indebtedness and all penalties and interest in connection therewith.

            Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            Real Estate Term Loan - the Loan described in Section 1.2.1 of the Agreement.

            Real Estate Term Note - the Real Estate Term Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Real Estate Term Loan, which shall be in the form of EXHIBIT F to the Agreement.

            Recall Insurance Policy Assignment - the Collateral Assignment of Insurance Proceeds to be executed by Borrower on or about the Closing Date by which Borrower shall assign to Lender, and grant to Lender a security interest in, as security for the

      Obligations, all of Borrower's right, title and interest in its recall policy of insurance and all proceeds payable thereunder.

            Refinancing Indebtedness for Money Borrowed - with respect to any Indebtedness for Money Borrowed, Indebtedness for Money Borrowed issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness for Money Borrowed of Parent, Borrower or any of its Subsidiaries, provided that each of the conditions are first satisfied: (i) the principal amount of such Refinancing Indebtedness for Money Borrowed does not exceed the principal amount of the Indebtedness for Money Borrowed so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (ii) the terms and conditions of the Refinancing Indebtedness for Money Borrowed, including the required principal payments or prepayments and interest rate, are at least as favorable as, and no more restrictive than, the terms and conditions of the Indebtedness for Money Borrowed so extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness for Money Borrowed being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Debt, such Refinancing Indebtedness for Money Borrowed is subordinated in right of payment to the Obligations on terms as least as favorable to Lender as those contained in the documentation governing the Subordinated Debt being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) after the Senior Notes Restructuring Closing Date, such Refinancing Indebtedness, regardless of who is the obligor thereof, is incurred solely by Borrower.

            Regulation D - Regulation D of the Board of Governors.

            Rent Reserve - for each location at which Eligible Inventory is stored with, or located on premises owned by, a landlord, warehouseman or other Person from whom Borrower has procured for Lender's benefit a written agreement of such Person, an amount equal to the average storage or warehouse costs (excluding handling costs), as determined by Lender from time to time, for the number of months of the accrual of such costs the warehouser or landlord of such premises shall have agreed, in its written agreement with Lender entered into to satisfy the eligibility condition set forth in clause (viii) of the definition of Eligible Inventory, to limit its possessory Lien in such Inventory. On the Closing Date, the amount of the Rent Reserve shall be $1,084,000.

            Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

            Restricted Investment - any acquisition of Property by Parent, Borrower or any of its respective Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Securities or other Indebtedness or obligations, or the purchase or acquisition by Parent, Borrower or any of its respective Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following:

            (i) investments in one or more Subsidiaries of Parent or of Borrower to the extent existing on the Closing Date;

            (ii) Fixed assets to be used in the business of Parent, Borrower and its respective Subsidiaries so long as the acquisition costs thereunder constitute Capital Expenditures permitted hereunder;

            (iii) Goods held for sale or lease or to be used in the manufacture of goods or the rendition of services by Parent, Borrower or any of its respective Subsidiaries in the ordinary course of business; and

            (iv) Cash Equivalents.

            Revolver Facility Amount - $30,000,000, as such amount may be reduced from time to time pursuant to Section 1.1.2 of the Agreement.

            Revolver Loan - a Loan made by Lender as provided in Section 1.1.1 of the Agreement.

            Richardson - James C. Richardson, a resident of the State of North Carolina.

            Richardson Note - that certain $5,000,000 promissory note dated January 31, 2002 executed by Richardson to the order of Borrower evidencing a loan made by Borrower to Richardson, as such note is amended, modified, renewed or restated from time to time.

            Richardson Note Assignment - the Assignment and Security Agreement to be executed by Borrower on or about the Closing Date by which Borrower shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations, all of Borrower's right, title and interest in the Richardson Note and all amounts owing thereon, and Richardson shall consent to such assignment and agree to make all payments thereon to Lender for the account of Borrower.

            Schedule of Accounts - as defined in Section 7.2.1 of the Agreement.

            Security - shall have the meaning ascribed to the term "security" under the Code.

            Security Documents - each Guaranty Agreement, the Mortgages, the Business Interruption Insurance Policy Assignment, the Recall Insurance Policy Assignment, the Control Agreements, the Richardson Note Assignment, the Intellectual Property Security Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            Security Entitlement - shall have the meaning ascribed to the term "security entitlement" under the Code.

            Senior Notes - the $115,000,000 in aggregate of 10-3/4% Senior Notes due 2006 issued by Borrower pursuant to the Indenture as in effect on the date of this Agreement which are outstanding on the Closing Date.

            Senior Notes Cash Sweep Prepayment - a mandatory prepayment to be made by Borrower on the Senior Notes, within thirty (30) days following the delivery by Borrower to the Indenture Trustee and Lender of the audited financial statements of Borrower and its Subsidiaries for a Fiscal Year ending after the Senior Notes Restructuring Closing, but in no event later than one hundred twenty (120) days following the end of each such Fiscal Year, in an amount equal to 50% of Borrower's Consolidated Excess Cash for such Fiscal Year, if, but only if, each of the Senior Notes Cash Sweep Prepayment Conditions are first satisfied.

            Senior Notes Cash Sweep Prepayment Conditions - the following conditions, the satisfaction of each of which shall be a condition to Borrower's requirement to make a Senior Notes Cash Sweep Prepayment in respect of a Fiscal Year ending after the Senior Notes Restructuring Closing Date: (i) the payment is made after Lender's receipt of the audited financial statements of Borrower and its Subsidiaries required by section 9.1.3(i) of the Agreement; and (ii) Availability on the date of such payment and for each day during the 90-day period immediately preceding the date of such payment equals or exceeds $5.0 million, in each case determined on a pro forma basis after giving effect to such payment.

            Senior Notes Restructuring - the restructuring of the Senior Notes by Borrower, the holders of the Senior Notes, and the Indenture Trustee, upon terms satisfactory to Lender in its sole and unfettered discretion, which shall include the following: (i) the waiver by the holders of the Senior Notes and the Indenture Trustee of all alleged defaults by Borrower under the Indenture and the other documents executed in connection therewith, (ii) the increase of the interest rate payable by Borrower on the Senior Notes to 12.25% until March 31, 2005 and 13.25% thereafter,
      (iii) the payment by Borrower of a restructuring fee equal to 3% of the face amount of the outstanding Senior Notes, (iv) the granting by Borrower to the holders of the Senior Notes of a put which allows them to require Borrower to give notice to repurchase the Senior Notes at par plus accrued interest on March 31, 2005, (v) the granting by Borrower to the Indenture Trustee, for the ratable benefit of the holders of the Senior Notes, of Liens in substantially all of the assets of Borrower which are junior and subordinate to the Liens of Lender therein, (vi) the subordination of the payment of the Senior Notes to the prior payment in full of the Obligations owing to Lender, (vii) the making by Borrower of a Senior Notes Cash Sweep Prepayment, (viii) the assignment to, and assumption by, Borrower of the Parent Indebtedness for Money Borrowed and the Columbia Hill Aviation Purchase Money Indebtedness (together with the assignment and transfer of the aircraft that is the subject of the Purchase Money Lien securing the same), (ix) the subordination of the payment of the Parent Indebtedness for Money Borrowed assumed by Borrower to the prior payment in full of the Obligations owing to Lender and the Senior Notes,
      (x) the termination of the Affiliate Agreements and all other related party and affiliated transactions between Parent, Borrower and all of its respective Affiliates except for the Office Lease, the Richardson Note, and the Subordinated Debt owing by Parent to Clark and Richardson, and (xi) the modification of the Indenture Trust to provide for annual limits on the amount of executive compensation and perquisites payable by Borrower, directly or indirectly, to Clark and Richardson.

            Senior Notes Restructuring Closing Date - the date on which all of the Senior Notes Restructuring Conditions shall have been satisfied and Borrower, Parent, the holders of the Senior Notes and the Indenture Trustee close the transactions contemplated by the Senior Notes Restructuring.

            Senior Notes Restructuring Conditions - the following conditions, the satisfaction of each and every one of which shall be a condition precedent to Borrower's and Parent's closing of the Senior Notes
      Restructuring:

                  (i) Lender shall have approved, in the exercise of its sole discretion, each and every term and condition of the Senior Notes Restructuring;

                  (ii) Lender shall have received and approved, in the exercise of its sole discretion, each of the documents to be executed and delivered by Parent, Borrower and each of their respective Subsidiaries in connection with the Senior Notes Restructuring;

                  (iii) Lender and the Indenture Trustee shall have executed and delivered a subordination agreement, in form and substance satisfactory to Lender in its sole discretion which shall contain provisions, among other things, that (a) payment of the Senior Notes shall be subordinated to the prior payment in full of the Obligations, (b) all Liens securing the Senior Notes in any assets of Parent or any of its Subsidiaries are subordinated to the Liens of Lender therein, (c) no payments of any kind may be made by Borrower on the Senior Notes, or received by the holders of the Senior Notes, at any time during the pendency of any insolvency proceeding involving Borrower or at any time after Lender gives notice to the Indenture Trustee that a Default or Event of Default exists, and (d) the holders of the Senior Notes shall have no right to enforce the Senior Notes or the Liens securing the Senior Notes until the Obligations are paid in full;

                  (iv) Lender and each holder of the Parent Indebtedness for
            Money Borrowed shall have executed and delivered a subordination agreement, in form and substance satisfactory to Lender in its sole discretion which shall contain provisions, among other things, that
            (a) payment of such Parent Indebtedness for Money Borrowed shall be subordinated to the prior payment in full of the Obligations, (b) no payments of any kind may be made by Borrower on such Parent Indebtedness for Money Borrowed, or received by the holder of such Parent Indebtedness for Money Borrowed, at any time during the pendency of any insolvency proceeding involving Borrower or at any time after Lender gives notice to the holder of such Parent Indebtedness for Money Borrowed that a Default or Event of Default exists, (c) all Liens securing the Senior Notes in any assets of Parent or any of its Subsidiaries are subordinated to the Liens of Lender therein, and (d) the holder of such Parent Indebtedness for Money Borrowed shall have no right to enforce such Parent Indebtedness for Money Borrowed or the Liens securing such Parent Indebtedness for Money Borrowed until the Obligations are paid in full;

                  (v) both immediately before and after giving pro forma effect to the closing of the Senior Notes Restructuring, including the payment of all restructuring fees and other transaction fees and expenses payable in connection therewith, no Default or Event of Default shall exist;

                  (vi) any mandatory cash sweep prepayment payable on the Senior
            Notes shall be (a) in an amount no greater than the Senior Notes Cash Sweep Prepayment and (b) payable for any Fiscal Year ending after the Senior Notes Restructuring Closing only if each of the Senior Notes Cash Sweep Prepayment Conditions shall have first been satisfied;

                  (vii) all cash or Cash Equivalents then owned by PF
            Distribution, PF Purchasing, Columbia Hill Aviation and Parent is transferred to Borrower; and

                  (viii) each of the Affiliate Agreements is terminated and no further transactions of any nature thereunder shall thereafter occur.

            Senior Notes Stated Maturity Date - June 1, 2006.

            Software - shall have the meaning ascribed to the term "software" under the Code.

            Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

            Subordinated Debt - with respect to any Person, any Indebtedness of such Person that is subordinated to the Obligations in a manner and upon terms satisfactory to Lender.

            Subsidiary - any corporation or limited liability company of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

            Supporting Obligations - shall have the meaning ascribed to the term "supporting obligations" under the Code.

            Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of Lender, taxes imposed on or measured by the net income or overall gross receipts of Lender.

            Templeton - James M. Templeton, a resident of the State of North Carolina.

            Term Loans - the Real Estate Term Loan and the Equipment Term Loan and the term "Term Loan" shall mean one of them.

            Term Notes - the Real Estate Term Note and the Equipment Term Note and the term "Term Note" shall mean one of them.

            Total Credit Facility - $40,000,000.

            Type - the type of Revolver Loan, which shall either be a LIBOR Rate Loan or an Alternate Base Rate Loan.

            Uncertificated Security - shall have the meaning ascribed to the term "uncertificated security" under the Code.

            Validity Guarantors - Clark and Richardson.

            Voting Stock - Securities of any class or classes of a corporation or limited liability company the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors or managers (or Persons performing similar functions).

            ACCOUNTING TERMS - Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations in the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Parent, Borrower and its respective Subsidiaries heretofore delivered to Lender and using the same method for inventory valuation as used in such audited financial statements, except for any change in which Parent's and

Borrower's independent public accountant's concur or as required by GAAP unless
(i) Parent and Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Lender shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculation shall be made on a basis consistent with those used in the preparation of the latest financial statement as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to Parent, Borrower and its respective Subsidiaries, Lender shall have the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that Parent and Borrower report its financial condition based on GAAP as in effect immediately prior to the occurrence of such change. For the purposes of the Agreement and any financial statements of Borrower, whether audited or interim, Columbia Hill Aviation shall be deemed a special purpose entity of Borrower and the operations of Columbia Hill Aviation shall be included in the calculation of the balance sheet and related income, cash flow and other financial statements of Borrower and its Subsidiaries.

            OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

            CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Whenever in the Agreement the word "including" is used, it is understood to mean "including, without limitation". Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. All references to any Person shall mean and include successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation".

                       [Signatures Begin on the Next Page]

      IN WITNESS WHEREOF, the parties have caused this Appendix to be duly executed by their duly authorized officers on this 13th day of August, 2003.

                                       PIERRE FOODS, INC.
                                       ("BORROWER")

                                       By: /s/ David R. Clark
                                           -------------------------------------
                                           Title: Vice Chairman

                                       PF MANAGEMENT, INC.
                                       ("PARENT")

                                       By: /s/ David R. Clark
                                           -------------------------------------
                                           Title: President

                                       FLEET CAPITAL CORPORATION
                                       ("LENDER")

                                       By: /s/ Rodney J. McSwain
                                           -------------------------------------
                                           Title: Senior Vice President

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A               Form of Notice of Conversion/Continuation
Exhibit B               Form of Notice of Borrowing
Exhibit C               Form of Borrowing Base Certificate
Exhibit D               Form of Compliance Certificate
Exhibit E               Form of Equipment Term Note
Exhibit F               Form of Real Estate Term Note

Schedule 7.1.1 Business Locations of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.1 Jurisdictions in which Parent, Borrower and each of its respective Subsidiaries is Authorized to do Business
Schedule 8.1.4 Capital Structure of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.5 Corporate Names of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.13 Tax Identification Numbers of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.15 Patents, Trademarks, Copyrights and Licenses of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.18 Contracts Restricting Right of Parent, Borrower and each of its respective Subsidiaries to Incur Debts
Schedule 8.1.19 Litigation involving Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.21 Capitalized and Operating Leases of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.22 Pension Plans of Parent, Borrower and each of its respective Subsidiaries
Schedule 8.1.24 Labor Contracts of Parent, Borrower and each of its respective Subsidiaries
Schedule 9.2.2          Loans
Schedule 9.2.3          Affiliate Transactions
Schedule 9.2.3 (ii)(c)  Payment of Amounts owing on Affiliate Agreements on
                        Closing Date
Schedule 9.2.4          Permitted Liens
Schedule 9.2.5          Parent Indebtedness for Money Borrowed
Schedule 9.3.4          Executive Perquisites

                                    EXHIBIT A

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                           Date ________________, 20__

Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina 28210
Attention: Southeast Loan Administration

      Re: Loan and Security Agreement dated August 13, 2003, by and between Pierre Foods, Inc. ("Borrower"), Pierre Management, Inc. ("Parent") and Fleet Capital Corporation (as at any time amended, the "Loan Agreement")

Ladies and Gentlemen:

      This Notice of Conversion/Continuation is delivered to you pursuant to
Section 2.1.4(ii) of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement. Borrower hereby gives notice of its request as follows:

Check as applicable:

      [ ]    A conversion of Loans from one Type to another, as follows:

            (i) The requested date of the proposed conversion is _______________, 20___ (the "Conversion Date");

            (ii) The Type of Loans to be converted pursuant hereto are presently ____________ _____________________ [select either
                  LIBOR Rate Loans or Alternate Base Rate Loans] in the principal amount of $_________________ outstanding as of the Conversion Date;

            (iii) The portion of the aforesaid Loans to be converted on the
                  Conversion Date is $________________ (the "Conversion
                  Amount");

            (iv) The Conversion Amount is to be converted into a __________________ [select either a LIBOR Rate Loan or an Alternate Base Rate Loan] (the "Converted Loan") on the Conversion Date.

            (v) [In the event Borrower selects a LIBOR Rate Loan:] Borrower hereby requests that the Interest Period for such Converted Loan be for a duration of ________ [insert length of Interest Period].

                                   Exhibit A-1

      [ ] A continuation of LIBOR Rate Loans for a new Interest Period, as follows:

            (i) The requested date of the proposed continuation is _______________, 20___;

            (ii) The aggregate amount of the LIBOR Rate Loans subject to such continuation is $_____________________;

            (iii) The duration of the selected Interest Period for the LIBOR
                  Rate Loans which are the subject of such continuation is ________________ [select duration of applicable Interest Period].

      Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

      Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized officer, this ____ day of _______________, 20___.

                                         PIERRE FOODS, INC.
                                         ("BORROWER")

                                         By: ___________________________________
                                           Title: ______________________________

                                   Exhibit A-2

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING

                           Date ________________, 20__

Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina 28210
Attention: Southeast Loan Administration

      Re: Loan and Security Agreement dated August 13, 2003, by and between Pierre Foods, Inc. ("Borrower"), Pierre Management, Inc. ("Parent") and Fleet Capital Corporation (as at any time amended, the "Loan Agreement")

Ladies and Gentlemen:

      This Notice of Borrowing is delivered to you pursuant to Section 3.1.1(i) of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement. Borrower hereby requests a ____________ Loan [insert name of Loan] in the aggregate principal amount of $______________ to be made on ________________, ____, and to consist of:

      Check as applicable:       [ ]  Alternate Base Rate Loans in the aggregate
                                      principal amount of $__________________.

                                 [ ]  LIBOR Rate Loans in the aggregate
                                      principal amount of $______________,
                                      with Interest Periods as follows:

                                     (i)   As to $_____________, an Interest
                                           Period of _______________ month(s);

                                     (ii)  As to $_____________, an Interest
                                           Period of _______________ month(s);

                                     (iii) As to $_____________, an Interest
                                           Period of _______________ month(s).

      Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and Borrower hereby certifies that no Default or Event of Default exists on the date hereof.

      Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer, this ____ day of ________________, 20_____.

                                   Exhibit B-1

                                      PIERRE FOODS, INC.
                                      ("BORROWER")

                                      By: ____________________________________
                                         Title:_________________________________

                                   Exhibit B-2

                                    EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE

                       Borrowing Base Certificate Attached

                                   Exhibit C-1

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                       [Letterhead of Parent and Borrower]

                           Date ________________, 20__

Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina 28210
Attention: Southeast Loan Administration

Ladies and Gentlemen:

            The undersigned, the chief financial officers of Pierre Management, Inc., a North Carolina corporation ("Parent") and Pierre Foods, Inc., a North Carolina corporation ("Borrower"), gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of Section 9.1.3 of that certain Loan and Security Agreement dated August 13, 2003, among Parent, Borrower and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

            1. Based upon my review of the Consolidated balance sheets and statements of income of Parent and its Subsidiaries and of Borrower and its Subsidiaries for the [Fiscal Year] [Fiscal Quarter] [monthly period] ending __________________, 20___, copies of which are attached hereto, the undersigned in their respective official capacities, hereby certify that:

            (a) Consolidated Net Worth of Parent and its Subsidiaries at the end of such period is $_______________;

            (b) Consolidated Fixed Charge Coverage Ratio/Covenant of Borrower and its Subsidiaries for the period was ___________________;

            (c) Consolidated Fixed Charge Coverage Ratio/Covenant of Parent and its Subsidiaries for the period was ___________________;

            (d) Consolidated EBITDA of Parent and its Subsidiaries for the period was $_______________;

                                   Exhibit D-1

            (e) Consolidated EBITDA of Borrower and its Subsidiaries for the period was $_______________;

            (f) Capital Expenditures of Parent and its Subsidiaries during the period and for the Fiscal Year to date total $__________ and $__________, respectively.

                  2. No Default exists on the date hereof, other than:
__________________________________________________________________ [if none, so state]; and

                  3. No Event of Default exists on the date hereof, other than ____________________________________________________________ [if none, so state].

                                             Very truly yours,

                                             PF MANAGEMENT, INC.

                                             By: _______________________________
                                                 Chief Financial Officer

                                             PIERRE FOODS, INC.

                                             By: _______________________________
                                                 Chief Financial Officer

                                   Exhibit D-2

                                    EXHIBIT E

                               EQUIPMENT TERM NOTE

$5,000,000                                             August 13, 2003
                                                       Charlotte, North Carolina

      FOR VALUE RECEIVED, the undersigned PIERRE FOODS, INC., a North Carolina corporation (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Five Million Dollars ($5,000,000) together with interest from and after the date hereof on the unpaid principal balance outstanding at the rates of interest in effect from time to time pursuant to Section 2.1 of the Loan Agreement (as such term is defined below).

      This Secured Promissory Note (the "Note") is the Equipment Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement among Pierre Management, Inc., a North Carolina corporation, Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      For so long as no Event of Default shall have occurred, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

            (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day following the date hereof, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

            (b) Principal shall be due and payable monthly commencing on September 1, 2003, and continuing on the first day of each month thereafter to and including the first day of August 1, 2006, in installments of $59,523 each; and

            (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on August 1, 2006.

      If, prior to the date on which this Note is required to be paid in full in accordance with the foregoing provisions, the Loan Agreement is terminated pursuant to Sections 5.2.1 or 5.2.2 thereof, then the entire unpaid principal balance and accrued interest on this Note shall be immediately due and payable in full and shall be paid on the effective date of such termination.

                                   Exhibit E-1

      Borrower shall prepay this Note as provided in Section 4.5.1 of the Loan Agreement and may prepay this Note in whole at any time or in part from time to time as provided in Section 4.5.2 of the Loan Agreement. All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

      Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 11 of the Loan Agreement.

      Borrower shall pay a late payment fee equal to four percent (4%) of the amount of any installment of principal or interest, or both, required hereunder which is received by Lender more than fifteen (15) days after the due date thereof.

      Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina and is intended to take effect as an instrument under seal.

                                   Exhibit E-2

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Charlotte, North Carolina, on the date first above written.

                                      PIERRE FOODS, INC.
                                      ("BORROWER")

                                      By: ______________________________________
                                          Title: Vice Chairman

                                   Exhibit E-3

                                    EXHIBIT F

                              REAL ESTATE TERM NOTE

$5,000,000                                             August 13, 2003
                                                       Charlotte, North Carolina

      FOR VALUE RECEIVED, the undersigned PIERRE FOODS, INC., a North Carolina corporation (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Five Million Dollars ($5,000,000) together with interest from and after the date hereof on the unpaid principal balance outstanding at the rates of interest in effect from time to time pursuant to Section 2.1 of the Loan Agreement (as such term is defined below).

      This Secured Promissory Note (the "Note") is the Real Estate Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement among Pierre Management, Inc., a North Carolina corporation, Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      For so long as no Event of Default shall have occurred, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

            (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day following the date hereof, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

            (b) Principal shall be due and payable monthly commencing on September 1, 2003, and continuing on the first day of each month thereafter to and including the first day of August 1, 2006, in installments of $41,667 each; and

            (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on August 1, 2006.

      If, prior to the date on which this Note is required to be paid in full in accordance with the foregoing provisions, the Loan Agreement is terminated pursuant to Sections 5.2.1 or 5.2.2 thereof, then the entire unpaid principal balance and accrued interest on this Note shall be immediately due and payable in full and shall be paid on the effective date of such termination.

                                   Exhibit F-1

      Borrower shall prepay this Note as provided in Section 4.5.1 of the Loan Agreement and may prepay this Note in whole at any time or in part from time to time as provided in Section 4.5.2 of the Loan Agreement. All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

      Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 11 of the Loan Agreement.

      Borrower shall pay a late payment fee equal to four percent (4%) of the amount of any installment of principal or interest, or both, required hereunder which is received by Lender more than fifteen (15) days after the due date thereof.

      Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina and is intended to take effect as an instrument under seal.

                                   Exhibit F-2

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Charlotte, North Carolina, on the date first above written.

                                    PIERRE FOODS, INC.
                                    ("BORROWER")

                                    By: _______________________________________
                                        Title: Vice Chairman

                                   Exhibit F-3